UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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ELI LILLY AND COMPANY
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Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote online, by telephone, or by signing, dating, and returning the enclosed proxy card by mail.

Letter from Our Chairman and Lead Independent Director

Dear fellow Lilly shareholders,

Thank you for your continued support of Eli Lilly and Company. We cordially invite you to attend the 2020 Annual Meeting of Shareholders. We are pleased with Lilly's strong performance in 2019 and look forward to an exciting year in 2020.

Board engagement with shareholders and other key stakeholders is core to how we govern the company. In 2019, we spoke with a number of investors on topics such as eliminating the company's classified board and supermajority voting requirements; environmental, social, and governance topics including drug pricing, product quality, and safety; our board and corporate culture; litigation and key enterprise risks; the company's executive compensation; and proxy access, among other topics. As a result of input from stakeholders, we recently amended the company's bylaws to include proxy access provisions. Further, this year, as in past years, the board is putting forward management proposals to eliminate the classified board structure and supermajority voting provisions.

We are dedicated to effective oversight of our business and believe that governance is key to the board's oversight of our long-term performance, strategy, key risks, and compliance. Our board believes independence is essential to strong corporate governance. Having both an executive chair and a strong, lead independent director is important in balancing inputs. Our chief executive officer provides strong operational leadership coupled with a long-term strategic agenda. This is vital to our innovative research and development business with prolonged product development cycles. Further, the lead independent director, currently a chief executive officer for a Fortune 100 company, drives an “outside in” analysis of company decisions and performance and leads our independent directors in their important oversight function.

We remain committed to serving you and the millions of patients around the world whose lives it is our mission to make better. We look forward to seeing you at the 2020 Annual Meeting of Shareholders.

Sincerely,

David A. Ricks                                    Juan R. Luciano
Chairman, President, and CEO                            Lead Independent Director

Table of Contents

Notice of Annual Meeting of Shareholders	P1
Proxy Statement Summary	P2
Governance	P10
Item 1 - Election of Directors	P10
Board Operations and Governance	P10
Director Qualifications and Nomination Process	P20
Director Compensation	P21
Director Independence	P23
Committees of the Board of Directors	P24
Membership and Meetings of the Board and Its Committees	P25
Board Oversight of Compliance and Risk Management	P27
Highlights of the Company's Corporate Governance	P27
Shareholder Engagement on Governance Issues	P31
Management Proposals to Eliminate Classified Board and Supermajority Voting Provisions	P31
Shareholder Proposals and Nominations	P32
Ownership of Company Stock	P33
Compensation	P34
Item 2 - Advisory Vote on Compensation Paid to Named Executive Officers	P34
Compensation Committee Matters	P35
Compensation Discussion and Analysis	P36
Executive Compensation	P52
Audit Matters	P61
Item 3 - Proposal to Ratify the Appointment of Independent Auditor	P61
Management Proposals	P64
Item 4 - Proposal to Amend the Company's Articles of Incorporation to Eliminate the Classified Board Structure	P64
Item 5 - Proposal to Amend the Company's Articles of Incorporation to Eliminate Supermajority Voting Provisions	P65
Shareholder Proposals	P67
Item 6 - Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures	P67
Item 7 - Proposal to Publish a Report on the Effectiveness of the Forced Swim Test	P68
Item 8 - Proposal to Amend the Bylaws to Require an Independent Board Chair	P70
Item 9 - Proposal on Board Diversity Requesting Disclosures of Specific Minimum Qualifications and Board Nominee Skills, Experience, and Ideological Perspective	P72
Item 10 - Proposal to Publish Feasibility Report on Incorporating Public Concern Over Drug Prices into Senior Executive Compensation Arrangements	P73
Item 11 - Proposal to Implement a Bonus Deferral Policy	P75
Item 12 - Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct	P76
Other Information	P78
Meeting and Voting Logistics	P78
Other Matters	P80
Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award	P82
Appendix B - Proposed Amendments to the Company's Articles of Incorporation	P84
Directions and Parking	P88

Notice of 2020 Annual Meeting of Shareholders

To the holders of Common Stock of Eli Lilly and Company:
The 2020 Annual Meeting of Shareholders of Eli Lilly and Company will be held as shown below:

TIME AND DATE	LOCATION	WHO CAN VOTE
11:00 a.m. EDT, Monday, May 4, 2020	The Lilly Center Auditorium Lilly Corporate Center Indianapolis, Indiana 46285	Shareholders of record at close of business on March 9, 2020
This proxy statement is dated March 20, 2020, and is first being sent or given to our shareholders on or about that date.

ITEMS OF BUSINESS

Management Proposals		Board Voting Recommendation	Page Reference
Item 1	Election of the five directors listed in the proxy statement to serve three-year terms	FOR each of the director nominees
Item 2	Approval, by non-binding vote, of the compensation paid to the company's named executive officers	FOR
Item 3	Ratification of Ernst & Young LLP as the independent auditor for 2020	FOR
Item 4	Approve amendments to the Articles of Incorporation to eliminate the classified board structure	FOR
Item 5	Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions	FOR
Shareholder Proposals
Item 6	Shareholder proposal to disclose direct and indirect lobbying activities and expenditures	AGAINST
Item 7	Shareholder proposal to publish a report on the effectiveness of the forced swim test	AGAINST
Item 8	Shareholder proposal to amend the bylaws to require an independent board chair	AGAINST
Item 9	Shareholder proposal on board diversity requesting disclosures of specific minimum qualifications and board nominee skills, experience, and ideological perspective	AGAINST
Item 10	Shareholder proposal to publish feasibility report on incorporating public concern over drug prices into senior executive compensation arrangements	AGAINST
Item 11	Shareholder proposal to implement a bonus deferral policy	AGAINST
Item 12	Shareholder proposal to disclose clawbacks on executive incentive compensation due to misconduct	AGAINST

Admission procedure for attending the annual meeting: In 2019, we introduced a new admission procedure to attend the annual meeting, and we will be utilizing the same procedure again this year. To attend the meeting, you must preregister for an admission ticket before 5:00 p.m. on April 30, 2020. For further details on the admission process and for information regarding how to attend the meeting, see the section titled "Other Information - Meeting and Voting Logistics."

Every shareholder vote is important. Even if you plan to attend the meeting in person, we encourage you to sign, date, and return your proxy card or voting instructions by mail, or to vote by telephone or online promptly so that a quorum may be represented at the meeting.

By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 20, 2020
Indianapolis, Indiana

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 4, 2020: The annual report and proxy statement are available at lilly.com/disclosures/2019-annual-report.

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Proxy Statement Summary

New in This Year's Proxy Statement
In May 2019, Ellen Marram retired from the board, and Juan Luciano was elected by the board following the 2019 annual meeting of shareholders to serve as the board's lead independent director.

After considering the interests of the company and our shareholders, we recently amended the company's bylaws to include proxy access provisions. Further, this year, as in past years, the board has approved, and recommends that the shareholders approve, the following management proposals at this year's meeting. The board recommends approval of amendments to the company’s articles of incorporation to eliminate the classified board structure (see Item 4 herein) and to eliminate supermajority voting provisions (see Item 5 herein). The board believes these two proposals balance shareholder interests and demonstrate its accountability and willingness to take steps that address shareholder-expressed concerns.

The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this proxy statement.

Highlights of 2019 Company Performance
The following provides a brief look at our 2019 performance in three dimensions: operating performance, progress in our innovation pipeline, business development, and shareholder return (both absolute and relative). See our 2019 annual report on Form 10-K for more details.

Operating Performance
Performance highlights:

•	2019 revenue increased 4 percent to approximately $22.3 billion.

•	2019 earnings per share (EPS) on a reported basis were $8.89, compared to 2018 EPS on a reported basis of $3.13.

•	2019 EPS increased 11 percent on a non-GAAP basis to $6.04.

Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP), include all revenue and expenses recognized during the periods, and reflect Elanco Animal Health as discontinued operations. A reconciliation of EPS on a reported basis to EPS on a non-GAAP basis is included in Appendix A.

2019 Innovation and Business Development Progress
We made significant pipeline advances in 2019, including:

•	U.S. approval of Reyvow™ (lasmiditan), an oral medication for the acute treatment of migraine.

•	U.S. approval of Baqsimi® (glucagon) nasal powder for the treatment of severe hypoglycemia in people with diabetes.

•	U.S. approval of a new indication for Emgality® (galcanezumab-gnlm) for the treatment of episodic cluster headache.

•	U.S. approval of a new indication for Taltz® (ixekizumab) for the treatment of active ankylosing spondylitis, also known as radiographic axial spondyloarthritis.

•
U.S. approval of a new indication for Alimta® (pemetrexed for injection) in combination with Keytruda® and platinum chemotherapy for the first-line treatment of patients with metastatic nonsquamous non-small cell lung cancer.

•	EU approval of an update to the Trulicity® (dulaglutide) label and indication statement to include results from the REWIND™ cardiovascular outcomes trial.

•
Introduction in the U.S. of Insulin Lispro, a lower-priced version of Humalog®, providing patients with diabetes an insulin option with a list price 50 percent lower than the current Humalog list price.

We also completed multiple significant strategic development activities in 2019, including:

•	completed divestiture of Elanco Animal Health, Inc.

•
acquisitions, license agreements, and research collaborations to strengthen our pipeline, including the acquisition of Loxo Oncology, Inc., broadening the scope of Lilly's oncology portfolio into precision medicines through the addition of a promising pipeline of investigational medicines, including LOXO-292 (selpercatinib), a first-in-class oral RET inhibitor, and LOXO-305, an oral BTK inhibitor.

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Shareholder Returns
We generated strong shareholder returns (share price appreciation plus dividends, reinvested quarterly) through year-end 2019. Our returns significantly exceeded both the compensation peer group and the S&P 500 across the three- and five-year time periods presented below:

Total Shareholder Return
120%
100%
80%
60%
40%
20%
0%
% Return (as of 12/31/2019)
16%
19%
32%
92%
44%
53%
116%
42%
74%
1-year
3-year
5-year
LLY
Comp. Peer Group
S&P 500

P3

Governance

Item 1: Election of Directors
Further information see page xx

Name and principal occupation	Public boards	Management recommendation	Vote required to pass
Michael L. Eskew, 70	3M Corporation IBM Corporation Allstate Insurance Company	Vote FOR	Majority of votes cast
Retired Chairman and CEO, United Parcel Service, Inc.
Director since 2008

William G. Kaelin, Jr., M.D., 62		Vote FOR	Majority of votes cast
Sidney Farber Professor of Medicine Harvard Medical School
Director since 2012

David A. Ricks, 52	Adobe	Vote FOR	Majority of votes cast
Chairman, President, and CEO, Eli Lilly and Company
Director since 2017

Marschall S. Runge, M.D., Ph.D., 65	Michigan Medicine	Vote FOR	Majority of votes cast
Executive Vice President for Medical Affairs and Medical School Dean, University of Michigan; CEO Michigan Medicine
Director since 2013

Karen Walker, 58		Vote FOR	Majority of votes cast
Senior Vice President and Chief Marketing Officer, Intel Corporation
Director since 2018

Our Corporate Governance Policies Reflect Best Practices
Strategy and risk oversight
✓ Our board actively oversees and approves our corporate strategy.
✓ Our board and board committee agendas are structured to engage our directors in informed reviews of strategic and forward-looking issues, as well as in constructive challenge to management initiatives and programs.
✓ Our board oversees the state of our compliance program and reviews our enterprise-level risks and risk management practices.
✓ We have a comprehensive code of ethical and legal business conduct applicable to our board and all employees worldwide. This code is reviewed and approved annually by the board.

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✓ We have a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.
✓ The charters of the board committees clearly establish the committees’ respective roles and responsibilities.
✓ We have an annual cap on director compensation.

Board skills and experience
✓ Our board membership is characterized by leadership, experience, and diversity.
✓ We conduct orientation and continuing education programs for directors.
✓ Our board conducts a robust annual assessment of board performance led by the lead independent director, including an annual assessment of each individual director.
✓ We are committed to board refreshment and seek to balance continuity and fresh perspectives. Our director composition reflects a mix of tenure on the board. Currently, eight directors have served on the board for six years or more and five directors have served on the board for five years or less.

Focus on independence
✓ 12 of our 13 directors are independent.
✓ We have a strong, independent, clearly defined lead independent director role with significant governance duties, including conducting regular executive sessions of independent directors.
✓ All standing board committees are composed solely of independent directors.
✓ Our board holds executive sessions of the independent directors at every regular board meeting and most committee meetings.
✓ Our independent directors actively engage in board meetings, have direct access to management, and have sole discretion to hire independent advisors at the company’s expense.
✓ Our independent directors select and evaluate our CEO and ensure we have a strong succession plan for executive officer roles. Our Compensation Committee determines the compensation for our CEO and other executive officers.
✓ Our conflict of interest policy requires disclosures of potential conflicts to Lilly and clarifies when Lilly board service must be disclosed to others.

Governance and accountability to shareholders
✓ Our board values active shareholder engagement. In response to input from shareholders, we have put forward for consideration at this year's annual meeting management proposals to eliminate our classified board structure and supermajority voting provisions.
✓ In addition, in December 2019, the board amended the company’s bylaws to add proxy access rights for shareholders holding at least three percent of the company’s stock for at least three years to nominate board candidates for up to 20 percent of the board seats.
✓ We have a majority voting standard and resignation policy for the election of directors in uncontested elections.
✓ We have no shareholder rights plan (“poison pill”).
✓ We have meaningful stock ownership and retention guidelines for our directors and executive officers to foster alignment with shareholders.

Sustainability
✓ Our board has a longstanding commitment to corporate responsibility.
✓ We have strong governance and disclosure of corporate political spending.
✓ We have transparent public policy engagement.
✓ Our board oversees and maintains ongoing engagement with our senior executives on key environmental, social, and governance matters, including cybersecurity, sustainability, and human capital management.

✓	We publish annual corporate responsibility reports describing our corporate citizenship efforts across key focus areas.

P5

Compensation

Item 2: Advisory Vote on Compensation Paid to Named Executive Officers Further information see page xx	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

Our Executive Compensation Programs Reflect Best Practices

✓	We have had strong shareholder support of our compensation practices: for the last five consecutive years, over 97 percent of shares cast voted in favor of our executive compensation programs.

✓	Our compensation programs are designed to align with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.

✓
Our Compensation Committee annually reviews our compensation programs to ensure they provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking and other adverse behaviors.

✓	We have a broad compensation recovery or "clawback" policy that applies to all executives and covers a wide range of misconduct.

✓	Our executive officers are subject to robust stock ownership and retention guidelines and are prohibited from hedging or pledging their company stock.

✓	We do not have "top hat" retirement plans. Supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.

✓	We do not provide tax gross-ups to executive officers (except for limited gross-ups related to international assignments).

✓	We have a very restrictive policy on perquisites.

✓	Our severance plans related to change-in-control generally require a double trigger.

✓	We do not have employment agreements with any of our executive officers.

Executive Compensation Summary for 2019
At the time the total target compensation was established at the end of 2018, target compensation for our named executive officers (the five officers whose compensation is disclosed in this proxy statement) was slightly below median of the company's peer group. Incentive compensation payouts exceeded target, consistent with the company's strong performance in 2019.

Pay for Performance
As described in the Compensation Discussion and Analysis (CD&A), we link our incentive pay programs to a mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return (both absolute and relative). The Compensation Committee adjusts reported EPS results to eliminate the distorting effect of certain unusual items on incentive compensation performance measures.

The summary below highlights how our incentive pay programs are intended to align with company performance. Please also see Appendix A for any adjustments that were made to EPS for incentive compensation programs.

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2019 Bonus Plan Multiple
The company exceeded its annual cash bonus targets for EPS and pipeline progress and nearly achieved its target for revenue. See the CD&A for further discussion on the Eli Lilly and Company Bonus Plan (Bonus Plan). For purposes of the bonus, EPS was adjusted for the same items reflected in the non-GAAP financial results included in our 2019 earnings announcement.

2018-2020 Performance Award Multiple
We exceeded the EPS growth targets under our performance award program, which has targets based on expected EPS growth of peer companies over a two-year period. For purposes of the performance award, EPS was adjusted as detailed in Appendix A. This performance resulted in a performance award payout above target. See the CD&A for further discussion on the performance award program.

2017-2019 Shareholder Value Award Multiple
Our stock price growth exceeded the target range (16.1 percent to 28.6 percent) under our shareholder value award program, which is based on expected large-cap company returns over a three-year period. This performance resulted in a shareholder value award payout above target.

For individuals who were executive officers when the award was granted, shareholder value award payouts were modified based on a three-year cumulative total shareholder return (TSR) relative to peer companies. Our relative TSR was 32 percent above the peer group median, resulting in a +20 percent modifier, which resulted in a final payout of 1.80 percent of target. See the CD&A for further discussion on the shareholder value award program and the TSR modifier.

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2017-2019 Shareholder Value Award Multiple

Actual Lilly Stock Price Growth - 66.0%
Maximum Multiple Lilly Stock Price Growth - 44.1%
Target Lilly Stock Price Growth – 16.1%
Payout Multiple
0.0
0.5
1.0
1.5
1.50
multiple
0.30
modifier*
1.80
payout
Initial Payout Multiple
Relative TSR Modifier
Final Payout Multiple

**Over the performance period, Lilly's cumulative TSR was 78.6 percent and the median peer cumulative TSR was 46.6 percent for a total outperformance of 32.0 percent. This performance resulted in a maximum TSR modifier of +20 percent, based on a grid approved by the compensation committee at the beginning of the performance period, and a final payout multiple modification of 0.30 (initial payout multiple of 1.50 * 20 percent = 0.30). Therefore, the final payout multiple is 1.50 + 0.30 = 1.80.*

Audit Matters

Item 3: Ratification of Appointment of Independent Auditor Further information see page xx	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

Management Proposals

Item 4: Approval of Amendments to the Articles of Incorporation to Eliminate the Classified Board Structure Further information see page xx	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares

Item 5: Approval of Amendments to the Articles of Incorporation to Eliminate Supermajority Voting Provisions Further information see page xx	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares

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Shareholder Proposals

Item 6: Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 7: Proposal to Publish a Report on the Effectiveness of the Forced Swim Test Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 8: Proposal to Amend the Bylaws to Require an Independent Board Chair Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 9: Shareholder Proposal on Board Diversity Requesting Disclosures of Specific Minimum Qualifications and Board Nominee Skills, Experience, and Ideological Perspective

Further information see page xx

Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 10: Proposal to Publish Feasibility Report on Incorporating Public Concern Over Drug Prices into Senior Executive Compensation Arrangements Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 11: Proposal to Implement a Bonus Deferral Policy Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 12: Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct Further information see page xx	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Voting

How to Vote in Advance of the Meeting
Even if you plan to attend the 2020 annual meeting in person, we encourage you to vote prior to the meeting via one of the methods described below.

P9

ONLINE	BY TELEPHONE	BY MAIL
Visit the website listed on your proxy card or voting instruction form	Call the telephone number on your proxy card or voting instruction form	Sign, date, and return your proxy card or voting instruction form

Further information on how to vote is provided at the end of the proxy statement under "Other Information."

Voting at our 2020 Annual Meeting
You may also opt to vote in person at the 2020 annual meeting, which will be held on Monday, May 4, 2020, at the Lilly Corporate Center, Indianapolis, IN 46285, at 11:00 a.m., EDT. See the section titled "Other Information" for instructions.

Governance
Item 1. Election of Directors

Under the company’s articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2023. Each of the director nominees listed below has agreed to serve that term. The following sections provide information about our directors, including their qualifications, the director nomination process, and director compensation.

Board Recommendation on Item 1

The board recommends that you vote FOR each of the following nominees:

•	Michael L. Eskew

•	Williams G. Kaelin, Jr., M.D.

•	David A. Ricks

•	Marschall S. Runge, M.D., Ph.D.

•	Karen Walker

Board Operations and Governance

Board of Directors
Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a bona fide nominee set forth in this proxy statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the board or, as an alternative, the board may reduce the number of directors to be elected at the annual meeting.

Director Biographies
Set forth below is information as of March 6, 2020, regarding the nominees for election, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, and skills that led to the conclusion that each director or director nominee should serve as a director in light of our business and structure. Full biographies for each of our directors are available on our website at lilly.com/about/board-of-directors/Pages/board-of-directors.aspx.

No family relationship exists among any of our directors, director nominees, or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to

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the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.

Class of 2020
The five directors listed below will seek election at this year's annual meeting. Four of these directors are standing for reelection; Karen Walker was appointed to the board in December 2018 to replace a retiring director and is seeking election for the first time. See “Item 1. Election of Directors” above for more information.

Michael L. Eskew Age: 70, Director since 2008, Board Committees: Audit; Compensation; Directors and Corporate Governance (chair)

PUBLIC BOARDS	NON-PROFIT BOARDS
3M Corporation;	Chairman of the board of trustees of The Annie E. Casey Foundation
IBM Corporation;
Allstate Insurance Company
CAREER HIGHLIGHTS
• United Parcel Service, Inc., a global shipping and logistics company
- UPS Board of Directors (1998 - 2014)
- Chairman and CEO (2002 - 2007)
- Vice Chairman (2000 - 2002)
QUALIFICATIONS
Mr. Eskew has CEO experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer brand focus. He is an audit committee financial expert, based on his CEO experience and his service on other U.S. public company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

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William G. Kaelin, Jr., M.D. Age: 62, Director since 2012, Board Committees: Finance; Science and Technology (chair)

INDUSTRY MEMBERSHIPS	HONORS
National Academy of Medicine;	Nobel Prize in Physiology or Medicine;
National Academy of Sciences;	Albert Lasker Basic Medical Research Award;
American College of Physicians;	Wiley Prize in Biomedical Sciences from the Rockefeller University;
Association of American Physicians;	Steven C. Beering Award from the Indiana University School of
American Society of Clinical Investigation (ASCI)	Medicine; ASCI's Stanley J. Korsmeyer Award; Paul Marks Prize for
Cancer Research from the Memorial Sloan Kettering Cancer Center;
Richard and Hinda Rosenthal Prize from the American Association for
Cancer Research; Scientific Grand Prix of the Foundation Lefoulon-
Delalande; Canada Gairdner International Award; Doris Duke
Distinguished Clinical Scientist Award; Helis Award from Baylor
College of Medicine; Massry Prize from the Meira and Shaul G.
Massry Foundation
CAREER HIGHLIGHTS
• Harvard Medical School
- Sidney Farber Professor of Medicine (2002 - present)
• Brigham and Women's Hospital
- Professor (2002 - present)
• Howard Hughes Medical Institute
- Investigator (2002 - present)
- Assistant Investigator (1998 - 2002)
QUALIFICATIONS
Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology, a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

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David A. Ricks Age: 52, Director since 2017, Board Committees: none

PUBLIC BOARDS	NON-PROFIT BOARDS	INDUSTRY MEMBERSHIPS
Adobe	Board of Governors for Riley Children's Foundation;	International Federation of Pharmaceutical
	Central Indiana Corporate Partnership	Manufacturers & Associations (IFPMA);
Pharmaceutical Research and Manufacturers
of America (PhRMA)
CAREER HIGHLIGHTS
• Eli Lilly and Company
- Chairman, President, and CEO (2017 - present)
- Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)
QUALIFICATIONS
Mr. Ricks was named President and CEO on January 1, 2017, and Chairman on June 1, 2017. Mr. Ricks joined Lilly in 1996 and most recently served as President of Lilly Bio-Medicines. He has deep expertise in product development, global sales and marketing, as well as public policy. He has significant global experience in leading the company's commercial operations.

Marschall S. Runge, M.D., Ph.D. Age: 65, Director since 2013, Board Committees: Public Policy and Compliance; Science and Technology

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Michigan Medicine	Experimental Cardiovascular Sciences Study Section of the National Institutes of Health
CAREER HIGHLIGHTS
• University of Michigan
- CEO, Michigan Medicine (2015 - present)
- Executive Vice President for Medical Affairs (2015 - present)
- Dean, Medical School (2015 - present)
• University of North Carolina, School of Medicine
- Executive Dean (2010 - 2015)
- Chair of the Department of Medicine (2000 - 2015)
- Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute (2010 - 2015)
QUALIFICATIONS
Dr. Runge brings the unique perspective of a practicing physician who has a broad background in health care and academia. He has extensive experience as a practicing cardiologist, a strong understanding of health care facility systems, and deep expertise in biomedical research and clinical trial design.

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Karen Walker Age: 58, Director since 2018, Board Committees: Audit; Public Policy and Compliance

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Salvation Army Advisory Board of Silicon Valley	Association of National Advertisers; Sprout Social
CAREER HIGHLIGHTS
• Intel Corporation, a leader in the semiconductor industry
- Senior Vice President and Chief Marketing Officer (2019 - present)
• Cisco Systems, a provider of packaging products, aerospace, and other technologies and services to commercial and governmental customers
- Senior Vice President and Chief Marketing Officer (2015 - 2019)
- Senior Vice President, Marketing (2013 - 2015)
- Senior Vice President of Segment, Services and Partner Marketing (2012 - 2013)
QUALIFICATIONS
Ms. Walker brings extensive marketing and digital expertise. She has valuable commercial experience developed through her business and consumer leadership positions in the information technology industry and is a recognized industry authority on both technology and marketing. Her business expertise includes senior field and marketing roles in Europe, North America, and the Asia-Pacific region.

Class of 2021
The following four directors are serving terms that will expire in May 2021.

Katherine Baicker, Ph.D. Age: 48, Director since 2011, Board Committees: Audit, Public Policy and Compliance (chair)

MEMBERSHIPS + OTHER ORGANIZATIONS
Board member of HMS Holdings; Panel of Health Advisers to the Congressional Budget Office; Advisory Board
of the National Institute for Health Care Management; Editorial Board of Health Affairs; Research Associate
of the National Bureau of Economic Research; Trustee of the Mayo Clinic; Member of the Mayo Clinic; Member of the
National Academy of Medicine; The National Academy of Social Insurance; The Council on Foreign Relations; and
American Academy of Arts and Sciences
CAREER HIGHLIGHTS
• Harris School of Public Policy, University of Chicago
- Dean and the Emmett Dedmon Professor (2017 - present)
• Harvard T.H. Chan School of Public Health, Department of Health Policy and Management
- C. Boyden Gray Professor (2014 -2017)
- Acting Chair (2014 - 2016)
- Professor of health economics (2007 - 2017)
• Council of Economic Advisers, Executive Office of the President
- Member (2005 - 2007)
- Senior Economist (2001 - 2002)
QUALIFICATIONS
Dr. Baicker is a leading researcher in the fields of health economics, public economics, and labor economics. As a valued adviser to numerous health care-related commissions and committees, her expertise in health policy and health care delivery is recognized in both academia and government.

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J. Erik Fyrwald Age: 60, Director since 2005, Board Committees: Compensation; Science and Technology

PUBLIC BOARDS	PRIVATE BOARDS	NON-PROFIT BOARDS
Bunge Limited	Syngenta International	UN World Food Program Farm to Market Initiative;
CropLife International; Swiss-American Chamber of Commerce;
Syngenta Foundation for Sustainable Agriculture (chair)
CAREER HIGHLIGHTS
• Syngenta, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
- CEO (2016 - present)
• Univar, Inc., a leading distributor of chemicals and provider of related services
- President and CEO (2012 - 2016)
• Ecolab, a leading provider of cleaning, sanitization, and water products and services
- President (2012)
• Nalco Company, a leading provider of water treatment products and services
- Chairman and Chief Executive Officer (2008 - 2011)
• E.I. duPont de Nemours and Company, a global chemical company
- Group Vice President, agriculture and nutrition (2003 - 2008)
QUALIFICATIONS
Mr. Fyrwald has a strong record of operational and strategic leadership in three complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has significant CEO experience with Syngenta,
Univar, and Nalco.

Jamere Jackson Age: 51, Director since 2016, Board Committees: Audit (chair); Finance

CAREER HIGHLIGHTS
• Hertz Global Holdings Inc., a global vehicle rental, leasing, and fleet management business
- Chief Financial Officer (2018 - present)
• Nielsen Holdings plc, a global measurement and data analytics company
- Chief Financial Officer (2014 - 2018)
• GE
- Vice President and CFO, GE Oil & Gas, drilling and surface division (2013 - 2014)
- Senior Executive, Finance, GE Aviation (2007 - 2013)
- Finance Executive, GE Corporate (2004 - 2007)
QUALIFICATIONS
Through his senior financial roles at Hertz, Nielsen, and GE, Mr. Jackson brings to the board significant global financial expertise and a strong background in strategic planning, having spent his professional career in a broad range of financial and strategic planning roles. He is an audit committee financial expert, based on his CFO experience and his training as a certified public accountant.

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Jackson P. Tai Age: 69, Director since 2013, Board Committees: Audit; Directors and Corporate Governance; Finance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
MasterCard Incorporated;	Canada Pension Plan	Metropolitan Opera;	Harvard Business School;
HSBC Holdings (chair, Group	Investment Board;	Rensselaer Polytechnic	Asia-Pacific Advisory Board
Risk Committee)	Royal Phillips NV;	Institute
The Bank of China Limited;
Singapore Airlines;
NYSE Euronext;
ING Group NV;
CapitaLand (Singapore);
DBS Holdings and DBS Bank
CAREER HIGHLIGHTS
• DBS Group Holdings Ltd and DBS Bank Ltd (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia
- Vice Chairman and Chief Executive Officer (2002 - 2007)
- President and Chief Operating Officer (2001 - 2002)
- Chief Financial Officer (1999 - -2001)
• J.P. Morgan & Co. Incorporated, a leading global financial institution
- Managing Director in the Investment Banking Division (1974 - 1999)
QUALIFICATIONS
Mr. Tai is a former CEO with extensive experience in international business and finance, and is an audit committee financial expert. He has deep expertise in the Asia-Pacific region, an important growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in North America, Europe, and Asia.

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Class of 2022
The following four directors are serving terms that will expire in May 2022.

Ralph Alvarez Age: 64, Director since 2009, Board Committees: Compensation (chair); Science and Technology

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Lowe's Companies, Inc.;	McDonald's Corporation; KeyCorp;	University of Miami: President's Council
Dunkin' Brands Group, Inc.	Skylark Co., Ltd.; Realogy Holdings Corp.
CAREER HIGHLIGHTS
• Advent International Corporation, a leading global private equity firm
- Operating Partner (2017 - present)
• Skylark Co., Ltd., a leading restaurant operator in Japan
- Chairman of the Board (2013 - 2018)
• McDonald's Corporation
- President and Chief Operating Officer (2006 - 2009)
QUALIFICATIONS
Through his positions at Skylark Co., Ltd. and McDonald's Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. His international experience includes a special focus on Japan and emerging markets. He also has extensive corporate governance experience through his service on other public company boards.

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Carolyn R. Bertozzi, Ph.D. Age: 53, Director since 2017, Board Committees: Public Policy and Compliance; Science and Technology

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Glenn Foundation;	National Institute of Medicine; National Academy of Sciences; Foreign Member of the
Grace Science Foundation	Royal Society; and American Academy of Arts and Sciences
HONORS
Solvay Prize for the Future of Chemistry; MacArthur Foundation Fellowship; Lemelson MIT Prize; Heinrich Wieland
Prize; National Academy of Sciences Award in the Chemical Sciences; UC Berkeley Distinguished Teaching Award;
Donald Sterling Noyce Prize for Excellence in Undergraduate Teaching
CAREER HIGHLIGHTS
• Stanford University
- Anne T. and Robert M. Bass Professor of Chemistry, Professor of Chemical and Systems Biology and
Radiology by courtesy (2015 - present)
- Baker Family Co-Director of Stanford ChEM-H (2017 - present)
• Howard Hughes Medical Institute
- Investigator (2000 - present)
• University of California, Berkeley
- T.Z. and Irmgard Chu Professor of Chemistry and Professor of Molecular and Cell Biology (1996 - 2015)
QUALIFICATIONS
Dr. Bertozzi is a prominent researcher and academician. She has extensive experience at Stanford University and the
University of California, Berkeley, two major research institutions. Her deep expertise spans the disciplines of chemistry and biology, with an emphasis on studies of cell surface glycosylation associated with cancer, inflammation, and bacterial infection and exploiting this knowledge for development of diagnostic and therapeutic approaches.

Juan R. Luciano Age: 58, Director since 2016, Lead Independent Director since 2019. Board Committees: Directors and Corporate Governance; Finance (chair)

PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Archer Daniels Midland Company;	Intersect Illinois;	Economic Club of Chicago; Commercial Club of Chicago
Wilmar International Limited	Boys and Girls Clubs of America;
Kellogg School of Management,
Northwestern University
CAREER HIGHLIGHTS
• Archer Daniels Midland Company, a global food-processing and commodities-trading company
- Chairman (2016 - present)
- CEO and President (2015 - present)
- President (2014 - 2015)
- Executive Vice President and Chief Operating Officer (2011 - 2014)
• The Dow Chemical Company, a multinational chemical company
- Executive Vice President and President, Performance Division (2010 - 2011)
QUALIFICATIONS
Mr. Luciano has CEO and global business experience with Archer Daniels Midland Company, where he has established a reputation for strong results-oriented and strategic leadership, as well as many years of global leadership at The Dow
Chemical Company. He brings to the board a strong technology and operations background, along with expertise in the highly regulated food and agriculture sectors.

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Kathi P. Seifert Age: 70, Director since 1995, Board Committees: Compensation; Directors and Corporate Governance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS
Investors Community Bank	Albertsons;	Community Foundation for the Fox Valley Region;
	Revlon Consumer Products Co.;	Fox Cities Building for the Arts;
	Supervalu Inc.;	Fox Cities Chamber of Commerce; New North;
	Lexmark International, Inc.	Greater Fox Cities Area Habitat for Humanity;
Riverview Gardens; Bubolz Nature Preserve; Fox Valley
Humane Association
CAREER HIGHLIGHTS
• Katapult, LLC, a provider of pro bono mentoring and consulting services to nonprofit organizations
- Chairman (2004 - present)
• Kimberly-Clark Corporation, a global consumer products company
- Executive Vice President (1999 - 2004)
QUALIFICATIONS
Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health.
She has extensive corporate governance experience through her other board positions.

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Director Qualifications and Nomination Process

Director Qualifications
Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. We believe the board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart. Categories referencing "expertise" indicate that the director is an expert in the field, while "experience" indicates direct experience, including management and oversight of significant operations:

CEO Experience:			5
Financial Expertise:				6
Relevant Scientific/Academic Expertise:		4
Healthcare Experience:			5
Operational/Strategic Expertise:						9
International Experience:					7
Marketing and Sales Expertise:				6
Digital Expertise:	2

Board Tenure: As the following chart demonstrates, our director composition reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights.

3 Years or Less:	1
3-5 Years:		4
6-10 Years:		4
More than 10 Years:		4

Diversity: The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age, and experiences. Although the board does not establish specific diversity goals or have a standalone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's 13 directors range in age from 48 to 71 and include four women and five members of underrepresented groups.

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Refreshment
The Directors and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the viewpoints, diversity, and expertise necessary to support our complex and evolving business. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors.

The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Based on this assessment, the Directors and Corporate Governance Committee has recommended that the directors in the 2020 class be elected at the 2020 annual meeting.

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The board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other board members. Director candidates are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders.

The Directors and Corporate Governance committee employs the same process for evaluating all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the chairman of the board and one or more of the independent directors, including the lead independent director, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee recommends that the board nominate the candidate for election by the shareholders (or elects the candidate to fill a vacancy, as applicable).

Director Compensation

Director compensation is reviewed and approved annually by the board, on the recommendation of the Directors and Corporate Governance Committee. Directors who are employees receive no additional compensation for serving on the board.

Cash Compensation
The following table shows the retainers and meeting fees in effect in 2019 for all non-employee directors.

Board and Committee Membership Retainers (annual, paid in monthly installments)		Leadership Retainers (annual, paid in monthly installments)

Annual Board Retainer	$110,000	Lead Independent Director	$35,000

Audit Committee, Science and Technology Committee members (including the chairs)	$6,000	Audit Committee chair	$18,000
Compensation Committee, Directors and Corporate Governance Committee, Finance Committee, Public Policy and Compliance Committee members (including the chairs)	$3,000	Science and Technology Committee chair	$15,000
		All other committee chairs	$12,000

Directors are reimbursed for customary and usual travel expenses in connection with their travel to and from board meetings and other company events. Directors may also receive additional cash compensation for serving on ad hoc committees that may be formed by the board from time to time.

Stock Compensation
Directors are required to hold meaningful equity ownership positions in the company and may not sell the equity compensation they earn as a director until after leaving the board. A significant portion of director compensation is in the form of deferred Lilly stock payable after they leave the board. Directors are required to hold Lilly stock, directly or through company plans, valued at not less than five times their annual board retainer; new directors are allowed five years to reach this ownership level. All directors serving at least five years have satisfied these guidelines, and all other directors are making progress toward these requirements.

In 2019, non-employee directors received an annual grant of $175,000 of equity compensation (but no more than 7,500 shares), deposited in a deferred stock account in the Lilly Directors’ Deferral Plan (as described below). This award is prorated for time served and payable beginning the second January following the director's departure from board service.

Annual Compensation Cap for Directors
In 2018, the board approved a cap to the total annual compensation (cash and equity compensation) for non-employee directors of $800,000. The cap is intended to avoid excessive director compensation and is included in

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both our Directors' Deferral Plan and in the Amended and Restated 2002 Lilly Stock Plan approved by shareholders at the 2018 annual shareholders' meeting.

Lilly Directors’ Deferral Plan: The Lilly Directors' Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest the amounts deferred in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set monthly dates. In addition, the annual stock compensation award as described above is also credited to this account. The number of shares credited is calculated by dividing the $175,000 annual compensation figure by the closing stock price on a pre-set annual date. Hypothetical dividends are “reinvested” in additional shares based on the market price of the stock on the date dividends are paid. Actual shares are issued on the second January following the director's departure from board service.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code). The aggregate amount of interest that accrued in 2019 for the participating directors was $164,734, at a rate of 3.9 percent. The rate for 2020 is 2.5 percent.

Both accounts may generally only be paid out in a lump sum or in annual installments for up to 10 years, beginning the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2019 Compensation for Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation and Payments ($)[2]	Total ($)[3]
Mr. Alvarez	$131,000	$175,000		$306,000
Dr. Baicker	$131,000	$175,000		$306,000
Dr. Bertozzi	$119,000	$175,000		$294,000
Mr. Eskew	$136,000	$175,000		$311,000
Mr. Fyrwald	$119,000	$175,000		$294,000
Mr. Jackson	$131,000	$175,000		$306,000
Dr. Kaelin	$134,000	$175,000		$309,000
Mr. Luciano	$151,333	$175,000		$326,333
Dr. Runge	$119,000	$175,000		$294,000
Ms. Seifert	$117,000	$175,000		$292,000
Mr. Tai	$122,000	$175,000		$297,000
Ms. Walker	$144,000	$175,000		$319,000
Retired
Ms. Marram	$67,917	$72,917		$140,834

1 Each non-employee director received an award of stock valued at $175,000 (approximately 1,534 shares), except Ms. Marram, who retired from the board in May 2019 and received a pro-rated award for a partial year of service. This stock award and all prior stock awards are fully vested; however, the shares are not issued until the second January following the director's departure from board service, as described above under “Lilly Directors’ Deferral Plan.” The column shows the grant date fair value for each director’s stock award computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for additional detail regarding assumptions underlying the valuation of equity awards. Aggregate outstanding stock awards are shown in the “Common Stock Ownership by Directors and Executive Officers” table in the “Stock Units Not Distributable Within 60 Days” column.

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[2]
This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. (Foundation) under its matching gift program, which is generally available to U.S. employees as well as non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity. The amounts for XXXXXXXX.

[3]	Directors do not participate in a company pension plan or non-equity incentive plan.

2020 Director Compensation
In 2019, the Directors and Corporate Governance Committee reviewed the company’s compensation for independent directors, including a peer group analysis which showed total director compensation slightly above the median of the general industry peer group (though below pharmaceutical industry peers). As a result of this analysis, the committee recommended no changes to independent director compensation for 2020.

Director Independence

The board annually determines the independence of directors based on a review by the Directors and Corporate Governance Committee. No director is considered independent unless the board has determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the “look-back period” for determining whether a director’s prior relationship(s) with the company impairs independence is extended from three to four years.
The company's process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at lilly.com/who-we-are/governance, along with our Corporate Governance Guidelines.
On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director is independent. Prior to her retirement in 2019, the board reached the same conclusions regarding Ms. Marram, and determined that the members of each committee also meet our and the NYSE's independence standards. The board determined that none of the non-employee directors has had during the last four years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence. The table that follows includes a description of categories or types of transactions, relationships, or arrangements the board considered in reaching its determinations.

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Director	Organization	Type of Organization	Director Relationship to Organization	Primary Type of Transaction/ Relationship/ Arrangement between Lilly and Organization	2019 Aggregate Percentage of Organization's Revenue
Dr. Baicker	University of Chicago	Educational Institution	Employee	Clinical Research	Less than 0.1 percent
Dr. Bertozzi	Stanford University	Educational Institution	Employee	Clinical Research	Less than 0.1 percent
Mr. Fyrwald	Syngenta International AG	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Mr. Jackson	Hertz Global Holdings Inc	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
Dr. Kaelin	Harvard University	Educational Institution	Employee	Research grants	Less than 0.1 percent
	Brigham and Women's Hospital	Health Care Institution	Employee	Clinical Research	Less than 0.1 percent
	Dana-Farber Cancer Institute	Health Care Institution	Employee	Clinical Research	Approximately 0.2 percent
Mr. Luciano	Archer Daniels Midland	For-profit Corporation	Executive Officer	Purchase of products	Less than 0.1 percent
				Sale of products	Less than 0.1 percent of Lilly's revenue
Dr. Runge	University of Michigan Medical School	Educational Institution	Executive Officer	Clinical Research	Less than 0.1 percent
Ms. Walker	Cisco Systems Inc	For-profit Corporation	Former Employee	Purchase of products	Less than 0.1 percent

All of the transactions described above were entered into at arm’s length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms. Aggregate payments to each of the organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. No director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of the six board-appointed committees are described below. All committee members are independent as defined in the NYSE listing requirements and Lilly's independence standards. The members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

The Directors and Corporate Governance Committee makes recommendations to the board regarding director committee membership and selection of committee chairs. The board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives.

The chair of each committee determines the frequency and agenda of committee meetings. The Audit, Compensation, and Public Policy and Compliance Committees meet alone in executive session on a regular basis; all other committees meet in executive session as needed.

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Membership and Meetings of the Board and Its Committees

In 2019, each director attended at least 80 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the 2020 annual meeting, and all directors then serving attended the annual meeting in 2019. Current committee membership and the number of meetings of the board and each committee in 2019 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Finance	Public Policy and Compliance	Science and Technology
Mr. Alvarez	✓		C				✓
Dr. Baicker	✓	✓				C
Dr. Bertozzi	✓					✓	✓
Mr. Eskew	✓	✓	✓	C
Mr. Fyrwald	✓		✓				✓
Mr. Jackson	✓	C			✓
Dr. Kaelin	✓				✓		C
Mr. Luciano	LD			✓	C
Mr. Ricks	✓
Dr. Runge	✓					✓	✓
Ms. Seifert	✓		✓	✓
Mr. Tai	✓	✓		✓	✓
Ms. Walker	✓	✓				✓
Number of 2019 Meetings	10	10	6	4	8	4	6

C    Committee Chair

LD	Lead Independent Director

All six committee charters are available online at lilly.com/who-we-are/governance, or upon request to the company's corporate secretary. Key responsibilities of each committee are set forth below.

Audit Committee
The Audit Committee assists the board in fulfilling its oversight responsibilities by monitoring:

•	the integrity of financial information provided to the shareholders and others

•	management's systems of internal controls and disclosure controls

•	the performance of internal and independent audit functions

•	the company's compliance with legal and regulatory requirements.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The board has determined that Mr. Eskew, Mr. Jackson, and Mr. Tai are audit committee financial experts, as defined in the SEC rules.

Compensation Committee
The Compensation Committee:
•oversees the company’s global compensation philosophy and policies
•establishes the compensation of our CEO and other executive officers

•	acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs

•	reviews succession plans for the CEO and other key senior leadership positions as well as the company’s diversity and inclusion efforts

•	reviews, monitors, and oversees stock ownership guidelines for executive officers.

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Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee members:
•has ever been an officer or employee of the company

•
is or has been a participant in a related-person transaction with the company (see “Review and Approval of Transactions with Related Persons” for a description of our policy on related-person transactions)

•	has any other interlocking relationships requiring disclosure under applicable SEC rules.

Directors and Corporate Governance Committee
The Directors and Corporate Governance Committee:

•	leads the process for director recruitment, together with the lead independent director

•	recommends to the board candidates for membership on the board and its committees, as well as for the role of lead independent director

•	oversees matters of corporate governance, including board performance, director independence and compensation, corporate governance guidelines, and shareholder engagement on governance matters.

Finance Committee
The Finance Committee reviews and makes recommendations to the board regarding financial matters, including:

•	capital structure and strategies

•	dividends

•	stock repurchases

•	capital expenditures

•	investments, financing, and borrowings

•	benefit plan funding and investments

•	financial risk management

•	significant business development opportunities.

Public Policy and Compliance Committee
The Public Policy and Compliance Committee:

•
reviews, identifies, and when appropriate, brings to the attention of the board ethical, social, environmental, political, and legal trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance, or public image of the company

•	reviews, monitors, and makes recommendations to the board on corporate policies and practices that relate to public policy and compliance, including those related to employee health and safety.

Science and Technology Committee
The Science and Technology Committee:

•	reviews and makes recommendations regarding the company’s strategic research goals and objectives

•	reviews new developments, technologies, and trends in pharmaceutical research and development

•	reviews the progress of the company's product pipeline

•	reviews the scientific aspects of significant business development opportunities

•	oversees matters of scientific and medical integrity and risk management.

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Board Oversight of Strategy, Compliance, and Risk Management

The board takes an active approach to its role in overseeing the development and execution of the company’s business strategies. On an annual basis, the board and executive management conducts an extended review and discussion of the company’s strategy, reviewing goals, the external environment, key questions, and key risks. Board meetings include discussions of company performance relative to the strategy. The board also reviews strategic focus areas for the company, such as innovation, information security, and human capital management.

The board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity. On an annual basis, the full board reviews the company's overall state of compliance and the Public Policy and Compliance Committee receives an update on compliance at each meeting.

The chief ethics and compliance officer reports directly to the CEO.

The company also has an enterprise risk management program directed by its chief ethics and compliance officer. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The risk management program is overseen by the full board, and certain prioritized risks are reviewed by a board committee or the full board. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Code of Ethics
The board approves the company's code of ethics, which is set out in:

The Red Book: a comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our board. The Red Book is reviewed and approved annually by the board.

Code of Ethical Conduct for Lilly Financial Management: a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

These documents are available online at lilly.com/who-we-are/governance/ethics-and-compliance-program and lilly.com/ethical-conduct-for-financial-management, or upon request to the company's corporate secretary. In the event of any amendments to, or waivers from, a provision of the code affecting the CEO, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website within four business days after the event a description of the amendment or waiver as required under applicable SEC rules, and we will maintain that information on our website for at least 12 months.

Highlights of the Company’s Corporate Governance

The company is committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our company leadership, and strengthens accountability by the board and company management. The board has adopted corporate governance guidelines that set forth the company's basic principles of corporate governance. The section that follows outlines key elements of the guidelines and other governance matters. Investors can learn more by reviewing the corporate governance guidelines, which are available online at lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Role of the Board
The directors are elected by the shareholders to oversee the actions and results of the company’s management. The board exercises oversight over a broad range of areas, but the board's key responsibilities include the following (certain of which are carried out through the board's committees):

•	providing general oversight of the business

•	approving corporate strategy

•	approving major management initiatives

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•	selecting, compensating, evaluating, and, when necessary, replacing the CEO, and compensating other key senior leadership positions

•	ensuring that an effective succession plan is in place for all key senior leadership positions and reviewing the broader talent management process, including diversity and inclusion

•	overseeing the company’s ethics and compliance program and management of significant business risks

•	nominating, compensating, and evaluating directors

•	overseeing the company's enterprise risk management program.

The board takes an active role in its oversight of our corporate strategy. Each year, the board and executive management closely examine the company's strategy, including key risks and decisions facing the company. Decisions reached in this session are updated throughout the year, including as the board discusses the company's financial performance, the performance of our business units, and progress in our pipeline.

Board Composition and Requirements
Mix of Independent Directors and Officer-Directors
We believe there should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a member of the board.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a greater number of votes “for” than “against” his or her election will tender his or her resignation from the board (following the certification of the shareholder vote). The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board's decision, including, if applicable, the reasons the board rejected the resignation.

Director Tenure and Retirement Policy
Non-employee directors must retire no later than the date of the annual meeting that follows their seventy-second birthday, although the Directors and Corporate Governance Committee has authority to recommend exceptions to this policy. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors annually, with a more robust assessment at least every three years when considering whether to nominate directors to new three-year terms. The company has not adopted term limits because the board believes that the company benefits from having a mix of longer- and shorter-tenured members of the board.

Other Board Service
In general, no director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly board.

Board Confidentiality Policy
The board has adopted a Confidentiality Policy, applicable to all current and future members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any outside party except under limited circumstances where the director is seeking legal advice or is required by law to disclose information. The Confidentiality Policy can be viewed on the company's website: lilly.com/about/corporate-governance/Pages/corporate-governance.aspx.

Leadership Structure; Oversight of Chairman, CEO, and Senior Management
Leadership Structure
The board currently believes that combining the role of chairman of the board and CEO, coupled with a strong lead independent director position (see the description of the role below), is the most efficient and effective leadership model for the company, fostering clear accountability, effective decision making, and alignment on corporate strategy. The board periodically reviews its leadership structure and developments in the area of corporate governance to ensure that this approach continues to strike the appropriate balance for the company and our stakeholders and enables it to promote the long-term interests of shareholders. Such a review was conducted during the succession-management process relating to the appointment of Mr. Ricks as chairman, effective June 2017, and more recently in considering the shareholder proposal that has been put forward as Item 8 below. The board believes that Mr. Ricks

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has served the company well as the chairman and CEO, and that the combined role provides unified leadership and focus on the company’s strategy, business plans, and efficiency efforts.

Mr. Luciano serves as the current lead independent director. Mr. Luciano is a strong, independent lead director who fulfilled each of the duties below during the past year. As the CEO and president of Archer Daniels Midland Company, he brings diverse experience and outside perspective to his lead independent director role, which permits him to serve as a trusted adviser to Mr. Ricks and ensure effective board management.

In 2019, the independent directors, led by Mr. Luciano, met at every board meeting in executive session to discuss various matters related to the oversight of the company, the management of the board’s affairs, and the CEO’s performance. We believe Mr. Luciano fosters an open and constructive dialogue during these sessions as well as during individual discussions with the independent directors. Mr Luciano advised Mr. Ricks on the independent directors’ discussions, including performance feedback.

Board Independence
The board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: held after every regular board meeting.

•Annual performance evaluation of the chairman and CEO: conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee in establishing the CEO’s compensation for the next year.

•A strong, independent, clearly defined lead independent director role: The lead independent director's responsibilities include:
◦leading the board’s processes for selecting and evaluating the CEO
◦presiding at all meetings of the board at which the chairman is not present
◦serving as a liaison between the chairman and the independent directors
◦if requested by major shareholders, ensuring that he or she is available for consultation and direct communication
◦approving meeting agendas and schedules and generally approving information sent to the board
◦conducting executive sessions of the independent directors
◦overseeing the independent directors' annual performance evaluation of the chairman and CEO
◦together with the board chair and the chair of the Directors and Corporate Governance Committee, conducting the annual board assessment process
◦together with the Directors and Corporate Governance Committee, leading the director recruitment process.

•The lead independent director also has authority to call meetings of the independent directors and to retain advisors for the independent directors.

•The lead independent director is appointed annually by the board, which conducts an assessment of his or her performance as part of the annual board assessment process. Currently Mr. Luciano is the lead independent director.

•
Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary, and the company's executive officers attend part of each regularly scheduled board meeting. The independent directors and all committees are also free to retain their own independent advisors, at the company's expense, whenever they feel it would be desirable to do so.

CEO Succession Planning
The Compensation Committee, board, and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.

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During these reviews, the CEO and directors discuss:

•	future candidates for the CEO and other senior leadership positions

•	succession timing

•	development plans for the highest-potential candidates.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings to allow them to most effectively assess the candidates' qualifications and capabilities.

Board Education and Annual Performance Assessment
The company engages in a comprehensive orientation process for incoming new directors. Directors also attend ongoing continuing educational sessions on areas of particular relevance or importance to our company, and we hold periodic mandatory training sessions for the Audit Committee.

Every year the Directors and Corporate Governance Committee, together with the chair and the lead independent director, conducts a robust assessment of the board's performance, board committee performance, and all board processes, based on input from all directors. We also conduct an annual assessment of each individual director's performance, and every three years we conduct a detailed review of individual director performance when considering whether to nominate the director to a new three-year term.

Conflicts of Interest and Transactions with Related Persons
Conflicts of Interest
Occasionally a director's business or personal relationships may give rise to an interest that conflicts, or appears to conflict, with the interests of the company. As outlined in the company's corporate governance guidelines, directors must disclose to the company all relationships that could create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested with respect to that issue. A director may be excused from board discussions and decisions on an issue related to an actual or apparent conflict, as appropriate.

In addition, a director’s relationship with Lilly may give rise to an interest that conflicts, or appears to conflict, with the interests of another company, institution, or other stakeholder. A director must disclose his or her relationship with Lilly in connection with any scientific publication, using the International Committee of Medical Journal Editors (ICMJE) conflict of interest form for this purpose when possible. Each director must disclose his or her service on the board to his or her employer and any other organization with which the director has a relationship of trust and where the relationship with the company is relevant. In addition, directors must follow the internal conflict of interest policies and procedures of each such organization.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of more than 5 percent of the company’s outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:
Related-person transactions must be approved by the board or by a committee of the board consisting solely of independent directors, who will approve the transaction only if the board or committee determines that it is in the best interests of the company. In considering the transaction, the board or committee will consider all relevant factors, including:

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•	the company’s business rationale for entering into the transaction

•	the alternatives to entering into a related-person transaction

•	whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally

•	the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts

•	the overall fairness of the transaction to the company.

Procedures:

•
Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead independent director, the chair of the Directors and Corporate Governance Committee, or the corporate secretary.

•
The chairman and the lead independent director shall jointly determine (or, if either is involved in the transaction, the other shall determine) whether the matter should be considered by the board or by one of its existing committees.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, if appropriate, as promptly as practicable.

•	The board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

In 2019, there were no related party transactions to report pursuant to the relevant SEC rules and no required proxy statement disclosure.

Communication with the Board of Directors

You may send written communications to members of the board, including independent directors, addressed to:
Board of Directors
Eli Lilly and Company
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

Each year, the company engages large shareholders and other key constituents to discuss areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. In 2019, we spoke with a number of investors, both large and small, on topics such as eliminating the company's classified board and supermajority voting requirements; environmental, social, and governance topics including drug pricing, product quality and safety, and our board and corporate culture; litigation and key enterprise risks; the company's executive compensation; and proxy access, among other topics. The overall tone of these conversations was productive and positive, and the investors with whom we spoke were generally supportive of our performance and overall compensation and governance policies, although a few shareholders communicated differing views on some of our governance practices. This feedback has been discussed with our chairman and CEO, the lead independent director, our Compensation Committee, and our Directors and Corporate Governance Committee, and it was a key input into board discussions on corporate governance topics. As a result of these discussions and its own deliberations, the board decided to amend the company's bylaws to implement proxy access and recommend in favor of the two management proposals described below. We are committed to continuing to engage with our investors to ensure their diverse perspectives on corporate governance and other issues are thoughtfully considered.

Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Each year between 2007 and 2012, and again in 2018 and 2019, our management put forward proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a “supermajority vote” of 80 percent of the outstanding shares of our common stock, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, 2018, and 2019, we submitted management proposals to eliminate

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the supermajority voting requirements themselves. Those proposals also fell short of the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of the outstanding shares. In 2012, the vote in support of these proposals was approximately 63 percent of the outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. In 2018, the vote in support was approximately 62 percent of the outstanding shares and in 2019, the vote in support was approximately 66 percent of the outstanding shares.

After considering the interests of the company and our shareholders, we have resubmitted management proposals to eliminate the classified board and supermajority voting requirements for consideration at the 2020 annual meeting (see Items 4 and 5). We will continue to engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

Shareholder Proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 20, 2020. Proposals should be addressed to the company’s corporate secretary, Lilly Corporate Center, Indianapolis, Indiana 46285. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the 2021 annual meeting must give the company written notice by November 20, 2020, and no earlier than September 21, 2020. That notice must provide certain other information as described in the bylaws. Copies of the bylaws are available online at lilly.com/who-we-are/governance or upon request to the company’s corporate secretary.

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Directors and Corporate Governance Committee
c/o Corporate Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above under "Director Qualifications and Nomination Process - Director Qualifications" and must be willing and expressly interested in serving on the board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2021 annual meeting (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above) must give the company written notice by November 20, 2020, and no earlier than September 21, 2020. The notice should be addressed to the corporate secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at lilly.com/who-we-are/governance. The bylaws will also be provided by mail upon request to the corporate secretary.

We have not received any notice regarding shareholder nominations for board candidates or other shareholder business to be presented at the 2020 shareholders' meeting.

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Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 14, 2020. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]			Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Stock Units Distributable Within 60 Days [3]
Ralph Alvarez	—		—	46,909
Katherine Baicker, Ph.D.	—		—	18,779
Carolyn R Bertozzi, Ph.D.	—		—	4,924
Enrique A. Conterno	124,501	[5]	—	21,779
Michael L. Eskew	—		—	41,825
J. Erik Fyrwald	100		—	64,493
Michael J. Harrington	119,299	[6]	—	22,968
Jamere Jackson	—		—	5,652
William G. Kaelin, Jr., M.D.	—		—	17,224
Juan R. Luciano	—		—	11,152
David A. Ricks	290,911	[7]	—	75,387
Marschall S. Runge, M.D., Ph.D.	—		—	12,840
Kathi P. Seifert	3,533		—	71,174
Daniel Skovronsky, M.D., Ph.D.	97,159		—	—
Joshua L. Smiley	39,045		—	27,213
Jackson P. Tai	45,570		—	12,515
Karen Walker	—		—	2,921
All directors and current executive officers as a group (26 people):	890,301		97	487,143

[1]
The sum of the "Shares Owned" and "Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in the proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares. No person listed in the table owns more than 0.03 percent of the outstanding common stock of the company. The directors and executive officers as a group own approximately 0.09 percent of the outstanding common stock of the company.

2 This column includes the number of shares of common stock held individually as well as the number of
401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.
3 This column sets forth restricted stock units that vest within 60 days of February 14, 2020.
4 For the executive officers, this column reflects restricted stock units that will not vest within 60 days of February 14, 2020. For the independent directors, this column reflects the number of stock units credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Mr. Conterno are as of his retirement, December 31, 2019, and are excluded from the aggregate totals for all directors and current officers as a group.
6 The shares shown for Mr. Harrington are as of his retirement, January 31, 2020, and are excluded from the aggregate totals for all directors and current officers as a group.
7 The shares shown for Mr. Ricks include 16,026 shares that are owned by a family foundation for which he is a director. Mr. Ricks has shared voting power and shared investment power with respect to the shares held by the foundation.

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Principal Holders of Stock
Based on reports filed with the SEC pursuant to Regulation 13D-G of the Securities Exchange Act of 1934 (the Exchange Act), the only beneficial owners of more than 5 percent of the outstanding shares of the company’s common stock, as of December 31, 2019, are the shareholders listed below:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Lilly Endowment Inc. (the Endowment)[1] 2801 North Meridian Street Indianapolis, IN 46208	114,560,599	11.9%
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	70,920,050	7.3%
BlackRock, Inc.[3] 55 East 52nd Street New York, NY 10055	60,879,212	6.3%
The PNC Financial Services Group, Inc.[4] 101 W Washington St. Indianapolis, IN 46255	52,130,652	5.4%

1 The Endowment has sole voting and sole dispositive power with respect to all of its shares. The board of directors of the Endowment is composed of N. Clay Robbins, chairman, president & CEO; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; Craig Dykstra; Jennett M. Hill; and John C. Lechleiter.
2 The Vanguard Group provides investment management services for various clients. It has sole voting power with respect to 1,317,587 of its shares and shared voting power with respect to 259,876 of its shares. It has sole dispositive power with respect to 69,419,868 of its shares and shared dispositive power with respect to 1,500,182 of its shares.
3 BlackRock, Inc. provides investment management services for various clients. It has sole voting power with respect to 52,609,640 of its shares and sole dispositive power with respect to all of its shares.
4 The PNC Financial Services Group, Inc.; PNC Bancorp, Inc.; PNC Bank, National Association; PNC Capital Advisors, LLC; PNC Delaware Trust Company; and PNC Investments LLC (collectively, “PNC”) beneficially owns 52,130,652 shares altogether. PNC has sole voting power with respect to 2,090,752 of its shares and shared voting power with respect to 50,000,308 of its shares. PNC has sole dispositive power with respect to 1,700,429 of its shares and shared dispositive power with respect to 50,358,773 of its shares. Of the total shares of common stock reported for PNC herein, 50,000,000 shares (5.21% of the class) are held in the Eli Lilly and Company Compensation Trust account for which PNC Bank, National Association (“PNC Bank”) serves as directed trustee. As directed trustee, PNC Bank is deemed to share both voting power and investment discretion with respect to those 50,000,000 shares.

Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. Our compensation philosophy is designed to attract, engage, and retain highly talented individuals and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s values of integrity, excellence, and respect for people.

The Compensation Committee and the board believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialogue with our shareholders to ensure our practices are aligned with stakeholder interests and reflect best practices.

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We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future executive compensation decisions.

Board Recommendation on Item 2

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (CD&A), the compensation tables, and related narratives provided below in this proxy statement.

Compensation Committee Matters

Background
Role of the Independent Consultant in Assessing Executive Compensation
The Compensation Committee has retained Frederic W. Cook & Co., Inc., ("FW Cook") as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and it is not permitted to have any business or personal relationship with management or members of the Compensation Committee. The consultant’s responsibilities are to:

•	review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness

•	review the company’s executive compensation program and advise the Compensation Committee of evolving best practices

•	provide independent analyses and recommendations to the Compensation Committee on the CEO’s pay

•	review draft CD&A and related tables for the proxy statement

•	proactively advise the Compensation Committee on best practices for board governance of executive compensation

•	undertake special projects at the request of the Compensation Committee chair.

FW Cook interacts directly with members of company management only on matters under the Compensation Committee’s oversight and with the knowledge and permission of the Compensation Committee chair.

Role of Executive Officers and Management in Assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each of the other executive officers. The Compensation Committee considers those recommendations with the assistance of its compensation consultant. The CEO and the senior vice president of human resources and diversity attend Compensation Committee meetings; they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the Compensation Committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that the consultant makes to the Compensation Committee.

Risk Assessment Process
As part of the company's overall enterprise risk management program, in 2019 (consistent with prior years), the Compensation Committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The Compensation Committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate risk-taking, including, but not limited to:

•	Only independent directors serve on the Compensation Committee

•	The Compensation Committee engages its own independent compensation consultant

•	The Compensation Committee has downward discretion to lower compensation plan payouts

•	The Compensation Committee approves all adjustments to financial results that affect compensation calculations

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•	Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives

•	Incentive plans have predetermined maximum payouts

•	Performance objectives are challenging but achievable

•	Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than "cliffs" that might encourage suboptimal or improper behavior

•	A compensation recovery policy is in place for all members of senior management; negative compensation consequences can result in cases involving serious compliance violations

•	Meaningful share ownership and retention requirements are in place for all members of senior management and the board.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the CD&A above. The Compensation Committee recommended to the board that the CD&A be included in this proxy statement for filing with the SEC.

Compensation Committee
Ralph Alvarez, Chair
Michael L. Eskew
J. Erik Fyrwald
Kathi P. Seifert

Compensation Discussion and Analysis

This CD&A describes our executive compensation philosophy, the Compensation Committee’s process for setting executive compensation, the elements of our compensation program, the factors the Compensation Committee considered when setting executive compensation for 2019, and how the company’s results affected incentive payouts. This CD&A provides compensation information for our CEO, David Ricks, our chief financial officer, Joshua Smiley, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2019, Daniel Skovronsky, Enrique Conterno (retired), and Michael Harrington (retired).

Our Philosophy on Compensation
At Lilly, our purpose is to unite caring with discovery to create medicines that make life better for people around the world. To do this, we must attract, engage, and retain highly talented individuals who are committed to our core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our shareholders and customers.

Objectives
Our compensation and benefits programs are based on the following objectives:

•
Reflect individual and company performance: We reinforce a high-performance culture by linking pay with individual and company performance. As employees assume greater responsibilities, the proportion of total compensation based on company performance and shareholder returns increases. We perform annual reviews to ensure our programs provide an incentive to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

•
Attract and retain talented employees: Compensation opportunity should be market competitive and reflect the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

•
Implement broad-based programs: While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

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•
Consider shareholder input: Management and the Compensation Committee consider the results of our annual say-on-pay vote and other sources of shareholder feedback when designing executive compensation and benefit programs.

Say-on-Pay Results for 2019
At last year's annual meeting, more than 97 percent of the shares cast voted in favor of the company's say-on-pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Compensation Committee's Processes and Analyses
Setting Compensation
The Compensation Committee considers individual performance assessments, compensation recommendations from the CEO (with respect to all other named executive officers), company performance, peer group data, input from its compensation consultant, and its own judgment when determining compensation for the company's executive officers.

•
Individual performance: Generally, the independent directors, under the direction of the lead independent director, meet with the CEO at the beginning of each year to establish the CEO's performance objectives. At the end of the year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, including contribution to the company’s performance, ethics, and integrity. This evaluation is used in setting the CEO's compensation opportunity for the next year.

The Compensation Committee receives individual performance assessments and target compensation recommendations from the CEO for each of the remaining executive officers. Each executive officer’s performance assessment is based on the achievement of objectives established at the start of the year, as well as other factors, including the demonstration of Lilly values and leadership behaviors. The Compensation Committee considers these inputs, its knowledge of and interactions with each executive officer, and its judgment to develop a final individual performance assessment. For new executive officers, target compensation is set by the Compensation Committee at the time of promotion or offer.

•	Company performance: Lilly performance is considered in two ways:

•	Overall performance for the prior year based on a variety of metrics is a factor in establishing target compensation for the coming year.

•	Specific performance goals are established at the beginning of each performance year to determine payouts under cash and equity incentive programs.

•
Peer group analysis: The Compensation Committee uses data from the peer group described below as a market check for compensation decisions but does not use this data as the sole basis for its compensation targets and does not target a specific position within that range of market data.

•
Input from an independent compensation consultant concerning executive pay: The Compensation Committee considers the advice of its independent compensation consultant, FW Cook, when setting executive officer compensation.

Competitive Pay Assessment
Lilly’s peer group is composed of companies that directly compete with Lilly, use a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. The Compensation Committee selects a peer group whose median market cap and revenue are broadly similar to Lilly's. The Compensation Committee reviews the peer group at least every three years. The Compensation Committee established the following peer group in May 2018 for purposes of assessing competitive pay:

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AbbVie	Celgene	Novo Nordisk
Allergan	Gilead	Pfizer
Amgen	GlaxoSmithKline	Roche
AstraZeneca	Johnson & Johnson	Sanofi
Biogen	Merck	Shire
Bristol-Myers Squibb	Novartis	Takeda

At the time of the review in May 2018, all peer companies were no greater than two times our revenue or market cap except Johnson & Johnson, Novartis, Pfizer, and Roche. The Compensation Committee included these four companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent.

When determining pay levels for target compensation, the Compensation Committee considers an analysis of peer group pay for each executive officer position (except CEO), along with internal factors such as the performance and experience of each executive officer. The independent compensation consultant for the Compensation Committee provides a similar analysis when recommending pay levels for the CEO. The CEO analysis includes a comparison of our CEO actual total direct compensation in the prior year to company performance on an absolute basis and on a relative basis to the peer group. The analysis also includes a comparison of current target total direct compensation for our CEO to the most recently available data on CEO target total direct compensation for our peer companies. On average, the named executive officer's target total direct compensation for 2019 was below the median of the peer group, which reflects several named executive officers being relatively new to their roles.

Components of Our Compensation
Our 2019 executive compensation was primarily composed of three components:

•	base salary

•	annual cash bonus, which is generally calculated based on company performance relative to internal targets for revenue, EPS, and the progress of our pipeline

•	two different forms of equity incentives:

◦
performance awards, which are performance-based equity awards that vest over three years and have a performance component measuring the company's two-year change in EPS relative to the expected peer group change followed by a 13-month service-vesting period

◦
shareholder value awards, which are performance-based equity awards that pay out based on absolute company stock price growth and TSR relative to peers, both measured over a three-year period, followed by a one-year holding period.

Executives also receive a company benefits package, described below under "Other Compensation Practices and Information - Employee Benefits."

Adjustments to Reported Financial Results
The Compensation Committee has authority to adjust the company's reported revenue and EPS upon which incentive compensation payouts are determined to eliminate the distorting effect of unusual income or expense items. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments

•	facilitate comparisons with peer companies.

The Compensation Committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the Compensation Committee prior to the performance period. The Compensation Committee reviews and approves adjustments on a quarterly basis and may adjust payouts for items, including but not limited to, the impact of significant acquisitions or divestitures, the impact of share repurchases that differ significantly from business plan, and large swings in foreign exchange rates. For the 2018-2020 performance award, the Compensation Committee adjusted for the expected impact of the

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acquisition of Loxo Oncology, Inc., and the impact of the Elanco Animal Health, Inc., divestiture. Further details on the adjustments for 2019 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures, we refer simply to "revenue" and "EPS" but we encourage you to review the information in Appendix A to understand the adjustments from reported EPS that were approved.

The Compensation Committee also has general authority to apply downward (but not upward) discretion to bonus, performance award, and shareholder value award payouts for individual executive officers.

1.	Base Salary

In setting salaries, Lilly seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan. Base salaries are reviewed and established annually and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, expertise, and competitiveness and are compared annually with peer group data.

Base salary increases for 2019 were established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following year, and general external trends.

2.	Annual Cash Bonus

The Bonus Plan is designed to reward the achievement of the company’s annual financial and innovation objectives. All the named executive officers participated in the Bonus Plan during 2019.

Bonus Plan
The Compensation Committee sets performance goals and individual bonus targets for the Bonus Plan at the beginning of each year. The bonus is based on three areas of company performance measured relative to internal targets: revenue, EPS, and innovation progress. The annual cash bonus payout is calculated as follows:

Actual payouts can range from 0 to 200 percent of an individual's bonus target. The Compensation Committee references the annual operating plan and pipeline objectives to establish performance targets and to assess the relative weighting for each objective. The 2019 weightings remain unchanged from the prior year:

Lilly Goals	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

Executive officer bonuses for 2019 were also subject to the terms of the Executive Officer Incentive Plan (EOIP). Under the EOIP, the maximum annual cash bonus allowable was calculated based on non-GAAP net income (generally described in "Adjustments for 2019 Bonus Plan" in Appendix A) for the year. For Mr. Ricks, the maximum amount for 2019 was 0.3 percent of non-GAAP net income. For other executive officers, the maximum amount was 0.15 percent of non-GAAP net income. In addition, none of the executive officers were eligible to receive an annual cash bonus payment unless the company had positive non-GAAP net income for the year.

Under the EOIP, the Compensation Committee had the discretion to reduce (but not to increase) the amount to be paid. In exercising this discretion, the Compensation Committee awarded the lesser of (i) the bonus the executive

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officer would have received under the Bonus Plan, or (ii) the EOIP maximum payout. As described further in “Looking Ahead to 2020 Compensation” below, the EOIP was terminated effective January 1, 2020.

3.	Equity Incentives

The company grants two types of equity incentives to executives and certain other employees: performance awards that are designed to focus leaders on multi‑year operational performance relative to peer companies and shareholder value awards that are intended to align earned compensation with long-term growth in shareholder value and relative TSR performance within our industry. The Compensation Committee has the discretion to adjust any payout from an equity award granted to an executive officer downward (but not upward) from the amount yielded by the applicable formula.

Performance Awards
Performance awards vest over three years. Payouts are based on achieving EPS growth targets over a two-year performance period, followed by an additional 13-month service-vesting period for executive officers, during which the award is held in the form of restricted stock units. The growth-rate targets are set relative to the median expected EPS growth for our peer group over the same performance period. These awards do not accumulate dividends during the two-year performance period, but they do accumulate dividend equivalent units during the service-vesting period.

The Compensation Committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is understood by Lilly employees, and allows for objective comparisons to performance of Lilly's peer group. Consistent with the objectives established by the Compensation Committee, Lilly company performance exceeding the expected peer group median results in above‑target payouts, while Lilly company performance lagging the expected peer group median results in below‑target payouts. Possible payouts range from 0 percent to 150 percent of the target number of shares, depending on Lilly EPS growth over the performance period.

The measure of EPS used in the performance award program differs from the measure used in the Bonus Plan in two ways. First, the EPS goal in the Bonus Plan is set with reference to internal goals that align to our annual operating plan for the year, while the EPS goal in the performance award program is set based on the expected growth rates of our peer group. Second, the Bonus Plan measures EPS over a one-year period, while the performance award program measures EPS over a two-year period. In a given year, the Bonus Plan may pay above target while the performance award pays below target (or vice versa).

Shareholder Value Awards
Shareholder value awards are earned based on Lilly's share price and relative TSR performance. Shareholder value awards pay above target if Lilly's stock outperforms an expected rate of return and below target if Lilly's stock underperforms that expected rate of return. The expected rate of return is based on the three-year TSR that a reasonable investor would consider appropriate when investing in a basket of large-cap U.S. companies, as determined by the Compensation Committee. The minimum price to achieve target is calculated by multiplying the starting share price of Lilly's stock by the three-year compounded expected rate of return less Lilly's dividend yield. Shareholder value awards have a three-year performance period, and any shares paid are subject to a one-year holding requirement. No dividends are accrued during the performance period. Executive officers receive no payout if Lilly's TSR for the three-year period is zero or negative. Possible payouts are based on share price growth and range from 0 to 150 percent of the target number of shares.

A modifier based on Lilly's three-year cumulative TSR relative to our peer companies' median TSR performance is applied to executive officer payouts. The committee added the relative TSR modifier to the shareholder value award to align executive officers' rewards with strong relative performance within the industry. The payout is increased by one percent for every percentage point that Lilly's TSR exceeds the median (up to a maximum of 20 percent). Likewise, the payout is reduced by one percent for every percentage point that Lilly’s TSR is below the median (maximum reduction of 20 percent).

Pay for Performance
The mix of compensation for our named executive officers reflects Lilly’s desire to link executive compensation with individual and company performance. As reflected in the charts below, a substantial portion of the target pay for executive officers is performance-based. The annual cash bonus and equity payouts are contingent upon company

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performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over two- and three-year periods (as described above). The charts below depict the annualized mix of target compensation for Lilly’s CEO and the average for the other named executive officers.

2019 Target Total Compensation
Performance Review Process
In setting 2019 target compensation for the named executive officers, the Compensation Committee considered individual contributions, Lilly performance during 2018, internal relativity, peer group data, and input from the CEO for named executive officers other than himself.

2018 Individual Named Executive Officer Performance
A summary of the Compensation Committee's review of individual named executive officer performance is provided below:

David Ricks, Chairman, President, and CEO: In accordance with the company’s Corporate Governance Guidelines, the independent directors conducted an assessment of Mr. Ricks’ performance led by the lead independent director. The independent directors believe the company largely met or exceeded its combined financial and strategic goals for 2018 under Mr. Ricks’ leadership. In 2018, Mr. Ricks and his team:

•	delivered on the company's financial commitments, including with relation to our mid-term guidance

•	launched new innovative medicines to patients around the world, including the approval of Emgality in the U.S. and ten other product approvals in Europe, Japan, and the rest of world

•	progressed numerous potential medicines into Phase 1 and Phase 2 clinical development from both internal research efforts and external sources

•	implemented a cross-company productivity agenda resulting in savings that funded increased investment in research and development and allowed above-plan capital return to shareholders

•	completed the initial public offering of Elanco in anticipation of Elanco’s complete divestiture in early 2019

•
built on the company's program to improve diversity and inclusion across the company, increased the representation of women and minorities in management, and conducted pay equity studies to ensure equality in pay

•
drove the refinement of the strategy for Lilly 30x30, a program to improve access to quality health care in resource-limited settings for 30 million people on an annual basis by 2030, and clarified tactics to ensure forward progress

•	improved certain environmental performance areas, such as greenhouse gas emissions, energy efficiency, waste efficiency, and wastewater.

In addition, the company was named one of the world’s most ethical companies by Ethisphere Institute.

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Joshua Smiley, Senior Vice President and Chief Financial Officer: Mr. Smiley contributed to the strong financial performance of the company in his first year as chief financial officer. Mr. Smiley’s 2018 accomplishments included:

•	drove the company’s 2018 strategic planning and business planning process

•	led the strategic review of Lilly’s Elanco Animal Health business unit and its initial public offering

•	championed the company’s productivity agenda during the 2018 strategic and operations planning processes

•	co-led the evaluation and due diligence for numerous business development deals

•	led the capital allocation process allowing for investment in several in-licensing deals and increased funding for the advancement of new medicines

•	established excellent rapport with the investment community in his first year as CFO

•	partnered well with the business unit presidents and chief scientific officer to drive resource allocation

•	provided leadership and executive sponsorship of Lilly’s Indian Network, an employee resource group focused on supporting and advancing people of Indian heritage in the company.

Daniel Skovronsky, M.D., Ph.D., Senior Vice President, Chief Scientific Officer, and President, Lilly Research Laboratories: Dr. Skovronsky became senior vice president and chief scientific officer on June 1, 2018. Prior to this promotion, Dr. Skovronsky was senior vice president for product development. In 2018, Dr. Skovronsky led efforts including:

•
advanced innovative medicines through the product pipeline, including the first approval of Emgality in the U.S., ten other product approvals around the world, and the entry of several new potential medicines into Phase 1 and Phase 2 testing

•	co-led the evaluation and due diligence for numerous business development deals

•	increased the speed of research by expanding the number of internal teams with governance designed to enable agile decision making

•	enhanced strategies to further reduce the time drug candidates spend in development, leading to earlier potential product launch

•	sponsored an increase in Lilly’s external research efforts, including expansion of key research hubs in Boston and San Francisco

•
led diversity and inclusion strategies in research and development to improve innovation and productivity; acted as executive sponsor of Lilly’s Japanese Network, an employee resource group focused on supporting and advancing people of Japanese heritage in the company.

Enrique Conterno (retired), Senior Vice President and President, Lilly Diabetes and President, Lilly USA: Mr. Conterno demonstrated strong leadership of Lilly Diabetes and across the company prior to his retirement effective December 31, 2019. In 2018, he:

•	drove volume growth within the diabetes business unit, primarily from newer products

•	championed the development of new insulin delivery devices incorporating digital technology to provide patients with better diabetes control

•	led the company’s U.S. commercial business, which is the company's largest market, as well as the company's human pharmaceutical commercial operations in China, Japan, and Canada

•	created the Lilly Diabetes Solutions Center to provide insulin affordability support

•	initiated late clinical testing for tirzepitide, a potential advancement for the treatment of type 2 diabetes

•	served as executive sponsor of WILL (Women’s Initiative for Leading at Lilly), the company’s employee resource group focused on supporting and advancing the development of women across the company.

Michael Harrington (retired), Senior Vice President and General Counsel: Mr. Harrington was effective and influential in his role as general counsel prior to his retirement effective January 31, 2020, and he was a productive partner with the executive team. In 2018, he:

•	defended several key patents, including patents for Alimta in the U.S., Europe, and Japan

•	developed and implemented legal strategies in the areas of mergers and acquisitions, product liability, regulatory reform, and pharmaceutical pricing

•	provided sound legal counsel throughout the Elanco Animal Health initial public offering in anticipation of its complete divestiture in early 2019 as well as numerous business development deals

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•	influenced the company’s ethics and compliance programs globally to ensure the company lives its long-standing value of integrity

•	led a company initiative to increase protection of Lilly's intellectual property assets and partnered with the chief technology officer to improve cybersecurity

•
led and served as an executive sponsor of the company’s Pride organization, an employee resource group focused on supporting and advancing lesbian, gay, bisexual, transgender, and queer/questioning employees.

2019 Target Compensation
The information below reflects total compensation at target for named executive officers for 2019. The actual compensation received in 2019 is summarized below in "2019 Compensation Results."

Rationale for Changes to Named Executive Officer Target Compensation
The Compensation Committee established 2019 target total compensation for each named executive officer based on the named executive officer's 2018 performance, internal relativity, and peer group data.

Base Salary
The following table shows the approved annualized salary effective at the beginning of March for each named executive officer. Each named executive officer's actual base salary earned during 2019 is reflected in the Summary Compensation Table in the "Executive Compensation" section of this proxy.

Name	2018 Annual Base Salary	2019 Annual Base Salary	Increase (effective March 1, 2019)
Mr. Ricks	$1,400,000	$1,400,000	—
Mr. Smiley	$875,000	$900,000	3%
Dr. Skovronsky	$900,000	$900,000	—
Mr. Conterno (retired)	$800,000	$840,000	5%
Mr. Harrington (retired)	$860,300	$900,000	5%

Annual Cash Bonus Targets
Based on a review of internal relativity, peer group data, and individual performance, the Compensation Committee decided to increase Mr. Conterno's bonus target and retain the same bonus targets for Mr. Ricks, Mr. Smiley, Dr. Skovronsky, and Mr. Harrington as in 2018. Bonus targets are shown in the table below as a percentage of each named executive officer’s earnings from base salary in 2019:

Name	2018 Bonus Target	2019 Bonus Target
Mr. Ricks	150%	150%
Mr. Smiley	95%	95%
Dr. Skovronsky	95%	95%
Mr. Conterno (retired)	80%	95%
Mr. Harrington (retired)	80%	80%

Equity Incentives - Target Grant Values
For 2019 equity grants, the Compensation Committee set the total target values for named executive officers based on peer group data, individual performance, and internal relativity. Named executive officers have 60 percent of their equity target allocated to shareholder value awards and 40 percent to performance awards. Total target values for the 2018 and 2019 equity grants to the named executive officers were as follows:

Name	2018 Annual Equity Grant	2019 Annual Equity Grant
Mr. Ricks	$9,000,000	$10,500,000
Mr. Smiley	$2,300,000	$2,700,000
Dr. Skovronsky	$2,300,000	$3,500,000
Mr. Conterno (retired)	$2,600,000	$2,600,000
Mr. Harrington (retired)	$2,550,000	$2,550,000

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Performance Goals for 2019 Incentive Programs
Annual Cash Bonus Goals
The Compensation Committee established the company performance targets using the company's 2019 annual operating plan, which was approved by the board in 2018. These targets are described below under "2019 Compensation Results."

2019-2021 Performance Award
In February 2019, the Compensation Committee established a compounded two-year EPS growth target of 5.8 percent per year based on investment analysts’ EPS growth estimates for our peer group companies at that time. Payouts for the 2019-2021 performance award can range from 0 to 150 percent of the target number of shares, as shown below:

			50% payout

						Target

Payout Multiple		0.00		0.50	0.75	1.00	1.25		1.50
Cumulative 2-Year EPS	≤	$5.10		$9.87	$10.48	$11.10	$11.75	≥	$12.41
EPS Growth				(2.2)%	1.8%	5.8%	9.8%	≥	13.8%

2019-2021 Shareholder Value Award
For purposes of establishing the stock price target for the shareholder value awards, the starting price was $112.38 per share, the average closing stock price for all trading days in November and December 2018. The target share price was established using the expected annual rate of return for large-cap companies (8 percent), less an assumed Lilly dividend yield of 2.30 percent. To determine payout, the ending price will be the average closing price of company stock for all trading days in November and December 2021. The award is designed to deliver no payout to executive officers if the shareholder return (including projected dividends) is zero or negative. Possible payouts based on share price ranges are illustrated in the grid below.

Ending Stock Price	Less than $103.43	$103.43 - $118.07	$118.08 - $132.72	$132.73 - $147.37	$147.38 - $162.02	Greater than $162.02
Compounded Annual Share Price Growth Rate (excluding dividends)	Less than (2.7%)	(2.7%)-1.7%	1.7%-5.7%	5.7%-9.5%	9.5% -13.0%	Greater than 13.0%
Percent of Target	0%	50%	75%	100%	125%	150%

Executive officer awards are subject to a relative TSR modifier, as shown in the grid below. The number of shares to be paid will increase or decrease by one percent for every percentage point Lilly's three-year TSR deviates from our peer group's median three-year TSR, capped at 20 percent.

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2019 Compensation Results
The information in this section reflects the amounts paid to named executive officers under the Bonus Plan and for equity awards granted in prior years for which the relevant performance period ended in 2019.

Lilly Performance
In 2019 we exceeded our targets for EPS and stock price, and nearly achieved our target for revenue. We also exceeded our target for pipeline progress. Key pipeline highlights include the first regulatory approval for Baqsimi and Reyvow. The discussion below details the measures used in each program, what the performance goal was to obtain target performance, how performance outcomes were assessed and what the compensation committee approved as the final payout multiple.

Bonus Plan
The company utilized revenue change, EPS change, and pipeline progress to incent the achievement of 2019 company objectives. Each measure contributes to the final payout multiple on a weighted basis: Revenue change (25 percent), EPS change (50 percent), and pipeline progress (25 percent). Each performance measure is assessed a payout multiple contribution of 0 to 200 percent.

The company exceeded its annual cash bonus target for EPS and nearly achieved its target for revenue. The Science and Technology Committee's assessment of the company's product pipeline achievements is detailed below:

Activity	Objective	Achievement
Approvals	2 new drug first approvals 11-12 other approvals	2 new drug first approvals 15 other approvals
Potential new drug Phase 3 starts	2	1
Potential new drug Phase 1 starts	12-14	16
Potential new indication or line extension Phase 3 starts	5	4
Plan Boldly	Meet industry benchmark for speed of development	Exceeded industry benchmark for speed of development
Deliver to Launch	Meet planned project timelines	Met planned project timelines
Qualitative Assessment	Assessment of the chief scientific officer's evaluation of performance against strategic objectives

Based on the recommendation of the Science and Technology Committee, the Compensation Committee approved a pipeline multiple of 1.30.

The company's performance compared to targets as well as the resulting bonus multiple, is illustrated below:

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For additional information on financial results, see Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award."

When combined, the revenue, EPS, and pipeline multiples yielded a bonus multiple of 1.39.

The 2019 bonuses paid to the applicable named executive officers under the Bonus Plan were as follows:

Name	2019 Bonus ($)
Mr. Ricks	$2,919,000
Mr. Smiley	$1,182,948
Dr. Skovronsky	$1,188,450
Mr. Conterno (retired)	$1,100,417
Mr. Harrington (retired)	$993,442

2018-2020 Performance Awards
The target cumulative EPS for the 2018-2020 performance award was set in the first quarter of 2018, reflecting expected industry growth of 8.1 percent each year over the two-year performance period of 2018-2019. The company's adjusted EPS growth for the two-year period was 24.3 percent. The compensation committee adjusted non-GAAP EPS by $0.35 for the expected impact of the acquisition of Loxo Oncology, Inc., and to neutralize the impact of the Elanco divestiture.

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For the named executive officers other than Dr. Skovronsky, shares earned for the 2018-2019 performance period are subject to an additional 13-month service-vesting period and are shown in the table below as restricted stock units. Dr. Skovronsky’s 2018-2019 performance award was paid in shares of Lilly common stock.

Name	Target Shares	Shares Earned	RSUs Earned
Mr. Ricks	50,258	N/A	75,387
Mr. Smiley	12,844	N/A	19,266
Dr. Skovronsky	16,055	24,083	N/A
Mr. Conterno (retired)	14,519	N/A	21,779
Mr. Harrington (retired)	14,240	N/A	21,360

2017-2019 Shareholder Value Award
The target stock price range of $83.80 to $92.79 (16.1 percent to 28.6 percent total stock price growth) for the 2017-2019 shareholder value award was set in 2017 based on a beginning stock price of $72.15, which was the average closing price for Lilly stock for all trading days in November and December 2016. The ending stock price of $119.76 represents stock price growth of approximately 66 percent over the relevant three-year period resulting in a payout multiple of 1.50.

The TSR modifier applies to those individuals who were executive officers when the award was granted. The cumulative TSR median for the company’s peer group was 46.6 percent, and Lilly’s TSR over the same period was 78.6 percent. Given this positive relative performance, the shareholder value award payout multiple was increased by 20 percent, making the final performance multiple 1.80.

The number of shares paid to each of our named executive officers for the 2017-2019 performance period were as follows:

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Name	Target Shares	Shares Paid Out
Mr. Ricks	78,089	140,560
Mr. Smiley*	5,258	7,887
Dr. Skovronsky*	9,764	14,646
Mr. Conterno (retired)	22,967	41,341
Mr. Harrington (retired)	21,130	38,034

*The TSR modifier did not apply to Mr. Smiley’s and Dr. Skovronsky’s 2017-2019 shareholder value award payouts since neither one was an executive officer at the time of grant.

Other Compensation Practices and Information
Employee Benefits
The company offers core employee benefits coverage to:

•	provide our workforce with a reasonable level of financial support in the event of illness or injury

•	provide post-retirement income

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefit programs available to executive officers are offered to all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, The Lilly Employee 401(k) plan (401(k) Plan) and The Lilly Retirement Plan (the Retirement Plan) are intended to provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites
The company provides very limited perquisites to executive officers. The company generally does not allow personal use of the corporate aircraft. In rare cases when the security and efficiency benefits outweigh the expense, the corporate aircraft is made available to Mr. Ricks for personal use. The company did not incur any expenses for personal use of its aircraft in 2019 by Mr. Ricks, and he did not receive any reportable perquisites. Depending on seat availability, family members and personal guests may accompany executive officers who are traveling for business on the company aircraft. There is no incremental cost to the company for these trips by family members and personal guests.

The Lilly Deferred Compensation Plan
Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2019” table.

Severance Benefits
Except in the case of certain terminations following a change in control of the company, the company is generally not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

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Highlights of Our Change-in-Control Severance Plans

•	all regular employees are covered

•	double trigger generally required

•	no tax gross-ups

•	up to two-year pay protection

•	18-month benefit continuation

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:

•
Double trigger: Unlike “single trigger” plans that pay out immediately upon a change in control, our plans require a “double trigger” — a change in control followed by an involuntary loss of employment within two years. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. With respect to unvested equity, performance to the date of the change in control will be used to determine the number of shares earned under an award, but vesting does not accelerate immediately upon a change in control. Rather, the performance-adjusted awards will convert to time-based restricted stock units that continue to vest with the new company. Shares will pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the awards.

•
Covered terminations: Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as defined in the plan. See “Executive Compensation - Payments Upon Termination or Change in Control” for a more detailed discussion, including a discussion of what constitutes a change in control.

•
Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection: These provisions ensure employees a reasonable period of protection of their income and core employee benefits.

•
Severance payment. Eligible terminated employees would receive a severance payment ranging from six months to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.

•
Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•	Accelerated vesting of equity awards: Any unvested equity awards would vest at the time of a covered termination.

•
Excise tax: In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change-in-control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines
Share ownership and retention guidelines help create direct alignment of interests between senior management and shareholders over the longer term. Lilly has established a formal share ownership policy under which the CEO and other senior executives are required to acquire and hold Lilly shares in an amount representing a multiple of base salary.

Until the required number of shares is reached, an executive officer must hold 50 percent of all shares, net of tax, from all equity payouts. Executive officers are also required to hold all shares received from equity program payouts, net of taxes, for at least one year, even once share ownership requirements have been met. For performance awards granted to executive officers, this holding requirement is met by the 13-month service-vesting period after the end of the performance period.

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All of the named executive officers are compliant with the share ownership guidelines. The following graphic shows each respective named executive officers' guideline and each named executive officers’ holdings as of December 31, 2019:

Prohibition on Hedging and Pledging Shares
Non-employee directors and employees, including executive officers, are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Non-employee directors and all members of senior management (approximately 140 employees in 2019) are prohibited from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy
All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy that gives the Compensation Committee broad discretion to claw back incentive payouts from any member of senior management whose misconduct results in a material violation of law or company policy that causes significant harm to the company or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any incentive compensation from an executive officer in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not such inaccuracies or errors result in a restatement and whether or not the executive officer has engaged in wrongful conduct.

The recovery policy covers any incentive compensation awarded or paid to a member of senior management during the last three years. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy.

Looking Ahead to 2020 Compensation
The executive officer incentive plan (EOIP) was designed to maximize the deductibility of performance-based compensation under Internal Revenue Code Section 162(m). The changes to the US tax code associated with the Tax Cuts and Jobs Act of 2017 disallowed the deductibility of any compensation exceeding one million dollars. As a result, the company is discontinuing the EOIP as of December 31, 2019, and all executive officers will participate in the Bonus Plan starting January 1, 2020.

The Compensation Committee reviewed and approved an update to the annual equity program that encourages company leadership to successfully and efficiently execute the company’s business plan, deliver value to Lilly shareholders, and effectively compete against Lilly’s peers. For 2020, we continued rewarding strong financial results (as measured by two-year cumulative EPS growth goals) through use of the performance award and

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continued to encourage delivery of long-term shareholder value (as measured by our three-year absolute stock price appreciation) through the shareholder value award. However, we discontinued use of the relative TSR modifier in shareholder value awards granted beginning in 2020 and instead implemented a new award called the relative value award. The relative value award is based on Lilly’s TSR versus the median TSR of our peer group. If Lilly outperforms the peer group median TSR, payouts will be at target or higher. If Lilly underperforms the peer group median TSR, payouts will fall below target or result in no pay out.

We have also aligned all three equity awards to have a maximum payout of 175 percent of target. This is an increase from 150 percent of target for the performance award design, and a decrease from 180 percent of target for the prior shareholder value award (including the relative TSR modifier). This adjustment is designed to reward significant outperformance in each of three important areas: our business plan, total shareholder return, and performance relative to our peers.

For 2020, Lilly's named executive officers' equity awards were allocated into three separate awards as shown below:

Award Type	Percent
Performance Awards	30%
Shareholder Value Awards	35%
Relative Value Awards	35%

Additional details regarding each award will be provided in the 2021 proxy statement.

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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value ($) [3]	All Other Compensation ($) [4]	Total Compensation ($)
David A. Ricks	2019	$1,400,000	$0	$12,222,000	$0	$2,919,000	$4,658,242	$84,000	$21,283,242
Chairman, President, and Chief Executive Officer	2018	$1,400,000	$0	$10,584,000	$0	$3,633,000	$1,529,337	$84,000	$17,230,337
	2017	$1,400,000	$0	$10,200,000	$0	$2,814,000	$1,347,991	$84,000	$15,845,991
Joshua L. Smiley	2019	$895,833	$0	$3,142,800	$0	$1,182,948	$2,073,070	$53,750	$7,348,401
Senior Vice President and Chief Financial Officer	2018	$875,000	$0	$2,704,800	$0	$1,438,063	$174,980	$52,500	$5,245,343
	2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Daniel M. Skovronsky, M.D., Ph.D.	2019	$900,000	$0	$4,074,000	$0	$1,188,450	$446,521	$54,000	$6,662,971
Senior Vice President, Chief Scientific Officer, and President, Lilly Research Laboratories	2018	$837,500	$0	$2,806,000	$0	$1,376,431	$75,717	$50,250	$5,145,898
	2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Enrique A. Conterno (retired)	2019	$833,333	$0	$3,026,400	$0	$1,100,417	$2,165,228	$50,000	$7,175,378
Senior Vice President and President, Lilly Diabetes and President, Lilly USA	2018	$794,683	$0	$3,057,600	$0	$1,099,842	$0	$47,681	$4,999,806
	2017	$762,002	$0	$6,000,000	$0	$816,866	$999,426	$45,720	$8,624,014
Michael J. Harrington (retired)	2019	$893,383	$0	$2,968,200	$0	$993,442	$2,587,220	$53,603	$7,495,848
Senior Vice President and General Counsel	2018	$860,300	$0	$2,998,800	$0	$1,190,655	$338,947	$51,618	$5,440,320
	2017	$856,130	$0	$2,760,000	$0	$917,771	$1,657,718	$51,368	$6,242,987

1 This column shows the grant date fair value of performance awards and shareholder value awards computed in accordance with FASB ASC Topic 718. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for additional detail regarding assumptions underlying the valuation of equity awards. All values in the “Stock Awards” column were based upon the probable outcome of performance conditions as of the grant date, which vary year to year.

For purposes of comparison, the supplemental table below shows the total target grant values of stock awards approved by the Compensation Committee:

Name	2017 Total Equity	2018 Total Equity	2019 Total Equity
Mr. Ricks	$8,500,000	$9,000,000	$10,500,000
Mr. Smiley	N/A	$2,300,000	$2,700,000
Dr. Skovronsky	N/A	$2,300,000	$3,500,000
Mr. Conterno (retired)*	$2,500,000	$2,600,000	$2,600,000
Mr. Harrington (retired)*	$2,300,000	$2,550,000	$2,550,000

*Due to the retirement of Mr. Conterno on December 31, 2019, and Mr. Harrington on January 31, 2020, the stock awards granted in 2018 and 2019 will be prorated for time worked in the performance period.

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2019-2021 performance award included in the Summary Compensation Table, which will payout in January 2022.

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Name	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	$0	$4,200,000	$6,300,000
Mr. Smiley	$0	$1,080,000	$1,620,000
Dr. Skovronsky	$0	$1,400,000	$2,100,000
Mr. Conterno (retired)*	$0	$1,040,000	$1,560,000
Mr. Harrington (retired)*	$0	$1,020,000	$1,530,000

*Mr. Conterno’s and Mr. Harrington’s 2019-2021 performance award will be prorated for time worked in the performance period due to retirement.

The table below shows the minimum, target, and maximum payouts (using the grant date fair value) for the 2019-2021 shareholder value award included in the Summary Compensation Table, which will payout in January 2022.

Name	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	$0	$6,300,000	$11,340,000
Mr. Smiley	$0	$1,620,000	$2,916,000
Dr. Skovronsky	$0	$2,100,000	$3,780,000
Mr. Conterno (retired)*	$0	$1,560,000	$2,808,000
Mr. Harrington (retired)*	$0	$1,530,000	$2,754,000

*Mr. Conterno’s and Mr. Harrington’s 2019-2021 shareholder value award will be prorated for time worked in the performance period due to retirement.

2 Payments under the Bonus Plan for performance in the years represented.

3 The amounts in this column reflect the change in pension value for each individual, calculated by our actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes. The changes in pension values in 2019 were driven primarily by the change in the discount rate and increases to pensionable earnings. The design of the pension benefit plan did not change. See the Pension Benefits in 2019 table below for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation.

4 The amounts in this column are company matching contributions into each individual's 401(k) and nonqualified savings plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to a domestic employee relocation or a prior international assignment. There were no reportable perquisites or personal benefits.

Grants of Plan-Based Awards During 2019
The compensation plans under which the grants in the following table were made are described in the CD&A above and consist of the Bonus Plan (a non-equity incentive plan) and the Amended and Restated 2002 Lilly Stock Plan (which provides for performance awards, shareholder value awards, and restricted stock units, among others).

To receive a payout under the performance award or the shareholder value award, a participant must remain employed with the company through the end of the relevant award period (except in the case of death, disability, retirement, or plant closing or reduction in workforce). No dividends accrue on either performance awards or shareholder value awards during the performance period. For performance awards, non-preferential dividends accrue during the 13-month service-vesting period (following the two-year performance period) and are paid upon vesting.

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Name	Award		Grant Date[2]	Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Possible and Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Mr. Ricks			__	__	$525,000	$2,100,000	$4,200,000
	2019-2021 PA	[3]	2/7/2019	12/17/2018				18,735	37,470	56,205		$5,922,000
	2019-2021 SVA	[4]	2/7/2019	12/17/2018				27,353	68,382	123,088		$6,300,000
											0
Mr. Smiley			__	__	$212,760	$851,042	$1,702,083
	2019-2021 PA	[3]	2/7/2019	12/17/2018				4,818	9,635	14,453		$1,522,800
	2019-2021 SVA	[4]	2/7/2019	12/17/2018				7,034	17,584	31,651		$1,620,000
											0
Dr. Skovronsky			__	__	$213,750	$855,000	$1,710,000
	2019-2021 PA	[3]	2/7/2019	12/17/2018				6,245	12,490	18,735		$1,974,000
	2019-2021 SVA	[4]	2/7/2019	12/17/2018				9,118	22,794	41,029		$2,100,000
											0
Mr. Conterno (retired)			__	__	$197,917	$791,667	$1,583,333
	2019-2021 PA	[3]	2/7/2019	12/17/2018				4,639	9,278	13,917		$1,466,400
	2019-2021 SVA	[4]	2/7/2019	12/17/2018				6,773	16,933	30,479		$1,560,000
											0
Mr. Harrington (retired)			__	__	$178,677	$714,707	$1,429,413
	2019-2021 PA	[3]	2/7/2019	12/17/2018				4,550	9,100	13,650		$1,438,200
	2019-2021 SVA	[4]	2/7/2019	12/17/2018				6,643	16,607	29,893		$1,530,000
											0

1 These columns show the threshold, target, and maximum payouts for performance under the Bonus Plan. Bonus payouts range from 0 to 200 percent of target. The Bonus Plan payment for 2019 performance was 139 percent of target. Actual payouts are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

2 To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee.

3 This row shows the possible payouts for the 2019-2021 performance awards ranging from 0 to 150 percent of target. This performance award will pay out in January 2022. For Mr. Conterno and Mr. Harrington, payouts will be prorated for time worked during the performance period.

4 This row shows the range of payouts for the 2019-2021 shareholder value awards. This shareholder value award will pay out in January 2022, with payouts ranging from 0 to 180 percent of target. We measure the fair value of the shareholder value award on the grant date using a Monte Carlo simulation model. For Mr. Conterno and Mr. Harrington, payouts will be prorated for time worked during the performance period.

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Outstanding Equity Awards at December 31, 2019
The 2019 closing stock price used to calculate the values in the table below was $131.43.

		Stock Awards
Name	Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Ricks	2019-2021 SVA				123,088	[1]	$16,177,456
	2018-2020 SVA				235,865	[2]	$30,999,737
	2019-2021 PA				56,205	[3]	$7,387,023
	2018-2020 PA	75,387	[4]	$9,908,113
	2017-2019 PA	69,350	[5]	$9,114,671
Mr. Smiley	2019-2021 SVA				31,651	[1]	$4,159,891
	2018-2020 SVA				60,277	[2]	$7,922,206
	2019-2021 PA				14,453	[3]	$1,899,558
	2018-2020 PA	19,266		$2,532,130
	2010 RSU Award	7,947	[6]	$1,044,474
Dr. Skovronsky	2019-2021 SVA				41,029	[1]	$5,392,441
	2018-2020 SVA				40,430	[2]	$5,313,715
	2019-2021 PA				18,735	[3]	$2,462,341
Mr. Conterno (retired)	2019-2021 SVA				30,479	[1]	$4,005,855
	2018-2020 SVA				68,139	[2]	$8,955,509
	2019-2021 PA				13,917	[3]	$1,829,111
	2018-2020 PA	21,779	[4]	$2,862,414
	2017-2019 PA	20,397	[5]	$2,680,778
	2017 RSU Award	34,615	[7]	$4,549,449
Mr. Harrington (retired)	2019-2021 SVA				29,893	[1]	$3,928,837
	2018-2020 SVA				66,829	[2]	$8,783,335
	2019-2021 PA				13,650		$1,794,020
	2018-2020 PA	21,360	[4]	$2,807,345
	2017-2019 PA	18,765	[5]	$2,466,284

1 Shareholder value awards granted for the 2019-2021 performance period will vest on December 31, 2021. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2021 is over $162.02. Actual payouts may vary from 0 to 180 percent of target; Mr. Conterno’s and Mr. Harrington’s payouts will be further prorated for time worked in the performance period. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2019, the payout would have been at 68 percent of target.

2 Shareholder value awards granted for the 2018-2020 performance period will vest on December 31, 2020. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2020 is over $120.65. Actual payouts may vary from 0 to 180 percent of target; Mr. Conterno’s and Mr. Harrington’s payouts will be further prorated for time worked in the performance period. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2019, the payout would have been 180 percent of target. Dr. Skovronsky was not an executive officer at the time of grant, so he received a 2018-2020 shareholder value award which is not subject to the TSR modifier. As a result, his payouts will range from 0 to 150 percent of target. Had the performance period ended December 31, 2019, the payout of Dr. Skovronsky’s awards would have been at 150 percent of target.

3 This number represents the maximum value of performance award shares that could pay out for the 2019-2020 performance period, provided performance goals are met. Once the combined cumulative EPS result and associated

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payout level are determined at the end of the performance period, the associated number of shares will be granted as restricted stock units, vesting in February 2022. Actual payouts may vary from 0 to 150 percent of target; Mr. Conterno’s and Mr. Harrington’s payouts will be further prorated for time worked in the performance period. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2019 and 2020 is at least $12.41.

4 The performance period ended December 31, 2019, for the 2018-2020 performance award resulting in the issuance of restricted stock units for 150 percent of target shares for Mr. Ricks, Mr. Smiley, Mr. Conterno, and Mr. Harrington. These restricted stock units will vest in February 2021. Dr. Skovronsky was not an executive officer at the time of grant and was not subject to the 13-month service-vesting holding period; his award paid out in Lilly stock in February 2020.

5 Restricted stock units vested from the 2017-2019 performance award in February 2020.

6 This grant was made outside of the normal annual cycle in 2010, before Mr. Smiley became an executive officer, and will vest on October 1, 2020.

7 This grant was made in 2017 and was not scheduled to vest until December 11, 2021. Mr. Conterno forfeited this award upon his retirement on December 31, 2019.

Options Exercised and Stock Vested in 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Mr. Ricks	0	$0	12,222	[2]	$1,464,929
			140,560	[3]	$20,275,780
Mr. Smiley	0	$0	7,887	[3]	$1,137,700
Dr. Skovronsky	0	$0	14,646	[3]	$2,112,686
			24,083	[4]	$3,473,973
Mr. Conterno (retired)	0	$0	12,222	[2]	$1,464,929
			41,341	[3]	$5,963,439
Mr. Harrington (retired)	0	$0	12,778	[2]	$1,531,571
			38,034	[3]	$5,486,405

1 Amounts reflect the market value of Lilly stock on the day the stock vested.

2 Restricted stock units resulting from the 2016-2018 performance award that vested in February 2019.

3 Payout of the 2017-2019 shareholder value award at 150 percent of target, adjusted by Lilly’s three-year cumulative TSR (78.4 percent) relative to its peer companies’ median cumulative TSR of 46.6 percent, resulting in a maximum TSR modifier of 20 percent and a final payout of 180 percent of target. Since Mr. Smiley and Dr. Skovronsky and were not executive officers when the 2017-2019 shareholder value award was granted, their awards were not subject to the TSR modifier. As a result, their payout multiple was 150 percent of target.

4 Payout of the 2018-2019 performance award at target for Dr. Skovronsky. He was not an executive officer in 2018 at time of grant; therefore, no additional 13-month service-vesting period applied.

Retirement Benefits
We provide retirement income to eligible U.S. employees, including executive officers, through the following plans:

•
The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the Summary Compensation Table for information about company contributions under the 401(k) Plan for the named executive officers.

•
The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits in 2019 table below for additional information about the value of these pension benefits.

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Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($225,000 in 2019 and $230,000 in 2020) as well as the amount of annual earnings that can be used to calculate a pension benefit ($280,000 in 2019 and $285,000 in 2020). However, since 1975 the company has maintained a nonqualified pension plan that pays eligible retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions in the same manner as described in the 401(k) Plan. For more information, see footnote 2 to the Nonqualified Deferred Compensation in 2019 table.

The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the nonqualified pension plan.

Pension Benefits in 2019

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Mr. Ricks	retirement plan (pre-2010)	14	$680,071
	retirement plan (post-2009)	10	$306,468
	nonqualified plan (pre-2010)	14	$6,735,928
	nonqualified plan (post-2009)	10	$3,036,168
	total		$10,758,635	$0
Mr. Smiley	retirement plan (pre-2010)	14	$731,787
	retirement plan (post-2009)	10	$276,901
	retirement plan (post-2009)	14	$2,537,626
	nonqualified plan (post-2009)	10	$961,298
	total		$4,507,612	$0
Dr. Skovronsky	retirement plan (post-2009)	7	$183,466
	nonqualified plan (post-2009)	7	$693,700
	total		$877,166	$0
Mr. Conterno (retired)	retirement plan (pre-2010)	17	$1,001,089
	retirement plan (post-2009)	10	$317,011
	nonqualified plan (pre-2010)	17	$5,206,991
	nonqualified plan (post-2009)	10	$1,607,072
	total		$8,132,163	$0
Mr. Harrington (retired)	retirement plan (pre-2010)	18	$1,090,488
	retirement plan (post-2009)	10	$350,868
	nonqualified plan (pre-2010)	18	$6,293,511
	nonqualified plan (post-2009)	10	$1,998,139
	total		$9,733,006	$0

1 The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	3.44 percent for the qualified plan and 3.25 percent for non-qualified plan
Mortality (post-retirement decrement only):	Private 2012 base table with generational projection using Scale MP-2019
Pre-2010 joint and survivor benefit (% of pension):	50% until age 62; 25% thereafter
Post-2009 benefit payment form:	Life annuity
The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the Retirement Plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

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Post-2009 Plan Information: Following amendment of our Retirement Plan formulas, employees hired on or after February 1, 2008, have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulas. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced six percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced three percent for each year from age 65 to age 60 and six percent for each year under age 60. All named executive officers except Dr. Skovronsky are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008, accrued benefits under both plan formulas. For these employees, benefits that accrued before January 1, 2010, were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service is used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately, based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:

•	The benefit for employees with between 80 and 90 points is reduced by three percent for each year before the earlier of 90 points or age 62.

•
The benefit for employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by six percent for each year before the earlier of 80 points or age 65.

Nonqualified Deferred Compensation in 2019

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Mr. Ricks	nonqualified savings	$67,200	$67,200	$194,115	$0	$1,300,964
	deferred compensation	$0		$0		$0
	total	$67,200	$67,200	$194,115	$0	$1,300,964
Mr. Smiley	nonqualified savings	$36,950	$36,950	$76,107	$0	$428,836
	deferred compensation	$0		$0		$0
	total	$36,950	$36,950	$76,107	$0	$428,836
Dr. Skovronsky	nonqualified savings	$37,200	$37,200	$97,803	$0	$466,916
	deferred compensation	$0		$0		$0
	total	$37,200	$37,200	$97,803	$0	$466,916
Mr. Conterno (retired)	nonqualified savings	$33,200	$33,200	$245,587	$0	$1,330,031
	deferred compensation	$100,000		$59,263		$1,593,033
	total	$133,200	$33,200	$304,850	$0	$2,923,064
Mr. Harrington (retired)	nonqualified savings	$36,803	$36,803	$117,800	$0	$757,123
	deferred compensation	$35,000		$9,408		$256,359
	total	$71,803	$36,803	$127,208	$0	$1,013,482

1 The amounts in this column are also included in the Summary Compensation Table, in the “Salary” column (nonqualified savings) or the “Non-Equity Incentive Plan Compensation” column (deferred compensation).

2 The amounts in this column are also included in the Summary Compensation Table, in the “All Other Compensation” column as a portion of the savings plan match.

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3 Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2019 ($)	Previous Years ($)	Total ($)
Mr. Ricks	$134,400	$270,600	$405,000
Mr. Smiley	$73,900	$72,000	$145,900
Dr. Skovronsky	$74,400	$67,500	$141,900
Mr. Conterno (retired)	$166,400	$1,082,002	$1,248,402
Mr. Harrington (retired)	$108,606	$442,160	$550,766

The Nonqualified Deferred Compensation in 2019 table above shows information about two company programs: the nonqualified savings plan and the Deferred Compensation Plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary and receive a company match, beyond the contribution limits prescribed by the IRS with regards to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 3.9 percent for 2019 and is 2.5 percent for 2020. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment, but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of company bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2019)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which Mr. Ricks, Mr. Smiley, and Dr. Skovronsky would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

In connection with their retirements, Mr. Conterno and Mr. Harrington received compensation consistent with the benefits described under “Accrued Pay and Regular Retirement Benefits.”

		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Acceleration and Continuation of Equity Awards as of 12/31/2019	Total Termination Benefits
Mr. Ricks
•	Involuntary retirement or termination	$0	$0	$19,022,784	$19,022,784
•	Involuntary or good-reason termination after change in control	$7,000,000	$185,217	$58,182,142	$65,367,359
Mr. Smiley
•	Involuntary retirement or termination	$0	$0	$3,576,605	$3,576,605
•	Involuntary or good-reason termination after change in control	$3,510,000	$40,703	$13,605,404	$17,156,107
Dr. Skovronsky
•	Involuntary retirement or termination	$0	$0	$0	$0
•	Involuntary or good-reason termination after change in control	$3,510,000	$41,179	$8,189,557	$11,740,736

1    See “Change-in-Control Severance Pay Plan—Cash Severance Payment” below.

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2    See “Accrued Pay and Regular Retirement Benefits” and “Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits” below.

Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued salary, vacation pay, and if applicable, equity payouts prorated for time worked in the performance period and adjusted for company performance

•	regular pension benefits under the Retirement Plan and the nonqualified pension plan. See “Retirement Benefits” above

•	welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as “Continuation of Medical / Welfare Benefits” are explained below

•
distributions of plan balances under the 401(k) Plan, the nonqualified savings plan, and the Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation in 2019 table for information about these plans.

Death and Disability: A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause: Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan: As described in the CD&A under "Other Compensation Practices and Information - Severance Benefits,” the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan for executive officers defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the board; (iii) consummation of a merger, share exchange, or consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for “involuntary or good-reason termination after change in control” are based on the following assumptions and plan provisions:

•
Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2019. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.

•
A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.

•
A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•
Cash severance payment. The cash severance payment amounts to two times the executive officer's annual base salary plus two times the executive officer’s bonus target for that year under the Bonus Plan.

•
Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

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•
Acceleration of equity awards. Upon a covered termination, any unvested equity awards would convert into restricted stock units of the new company, with the number of shares earned under the awards based on accrued performance at the time of the transaction. The restricted stock units will continue to vest and pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the award. The amount in this column represents the value of the acceleration of unvested equity grants had a qualifying termination occurred on December 31, 2019.

•
Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Payments Upon Change in Control Alone. In general, the change-in-control plan is a “double trigger” plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control, or in the case of equity awards, if the successor entity does not assume, substitute, or otherwise replace the awards.

CEO Pay Ratio

Lilly’s compensation and benefits philosophy across the organization is to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every Lilly employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Lilly’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

The paragraphs that follow describe our calculation methodology and the resulting CEO pay ratio in accordance with the Dodd-Frank Act of 2010.

Measurement Date
We identified the median employee using our employee population on November 1, 2019. On this date, Lilly employed approximately 36,000 people, with approximately 15,000 members of our workforce located in the U.S. and approximately 21,000 members of our workforce located outside of the U.S.

Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we identified the median employee by use of a “consistently applied compensation measure,” or CACM. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

De Minimis Exception
Lilly has employees in 79 countries. In identifying the median employee, we excluded 370 workers in the following 8 countries, which represent approximately one percent of our workforce: Bahrain, Greece, Indonesia, Kuwait, Oman, Pakistan, Qatar, and United Arab Emirates. We excluded these employees because they are affiliated with joint ventures or third-party distributors, and Lilly does not set their compensation philosophy.

Methodology and Pay Ratio
After applying our CACM and excluding the employees listed above, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $96,290. Our CEO’s compensation as reported in the Summary Compensation Table was $21,283,242. Therefore, our CEO to median employee pay ratio is 221:1.

Audit Matters

Item 3. Ratification of the Appointment of Independent Auditor

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Audit Committee Oversight of Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at lilly.com/who-we-are/governance or upon request to the company's corporate secretary.

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young LLP (EY) has served as the independent auditor for the company since 1940. Based on the Audit Committee’s assessment of EY's performance during 2019, the Audit Committee believes that the continued retention of EY to serve as the company's independent auditor is in the best interests of the company and its shareholders, and has therefore reappointed EY as the company’s independent auditor for 2020. In addition to this year's favorable assessment of EY's performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company's global operations, accounting policies and practices, and internal controls over financial reporting. Audit and other fees are also competitive with peer companies because of EY's familiarity with the company and its operations. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to be present at the 2020 annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Board Recommendation on Item 3

The board recommends that you vote FOR ratifying the appointment of Ernst & Young LLP as independent auditor for 2020.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements for the year ended December 31, 2019, were prepared in accordance with generally accepted accounting principles (GAAP), and the committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The Audit Committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable PCAOB rules regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of non-audit services and required audit partner rotation.

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The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the committee recommended to the board (and the board subsequently approved the recommendation) that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The Audit Committee has also appointed EY as the company’s independent auditor, subject to shareholder ratification, for 2020.

Audit Committee
Jamere Jackson, Chair
Katherine Baicker, Ph.D.
Michael L. Eskew
Jackson P. Tai
Karen Walker

Services Performed by the Independent Auditor
The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:

•
Audit services: The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The Audit Committee may also pre-approve other audit services, which are those services that only the independent auditor reasonably can provide.

•
Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of these services does not impair the independence of the auditor.

•
Tax services: The Audit Committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•
Other services: The Audit Committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•
Approval process: At the beginning of each audit year, management requests pre-approval from the Audit Committee of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year and known services. As specific engagements are identified thereafter that were not initially approved, they are brought forward to the Audit Committee for approval. To the extent approvals are required between regularly scheduled Audit Committee meetings, pre-approval authority is delegated to the committee chair.

For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

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Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2019 and 2018. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

		2019 ($ millions)	2018 ($ millions)
Audit Fees		$14.2	$28.7

Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation, as well as the 2018 audit of consolidated Elanco financial statements for its initial public offering

	Reviews of quarterly financial statements
Audit-Related Fees		$0.7	$0.9

Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions

Tax Fees		$2.7	$3.0
	Tax compliance services, tax planning, tax advice Primarily related to consulting and compliance services
Total		$17.6	$32.6
Numbers may not add due to rounding

Management Proposals

Item 4. Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure

The company’s articles of incorporation provide that the board is divided into three classes, with each class elected every three years. On the recommendation of the Directors and Corporate Governance Committee, the board has approved, and recommends that the shareholders approve, amendments to eliminate the classified board structure in order to provide for the annual election of all directors. This proposal was brought before shareholders at each of the company’s annual meetings from 2007 through 2012 and in 2018 and 2019, receiving the vote of a strong majority of the outstanding shares at each meeting; however, the proposal requires the vote of 80 percent of the outstanding shares to pass.

If approved, this proposal would become effective upon the filing of amended and restated articles of incorporation with the Secretary of State of Indiana, which the company would do promptly after shareholder approval is obtained. Directors elected prior to the effectiveness of the amendments would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2021 and 2022 annual meetings of shareholders would be presented for election for one-year terms at each respective meeting, and beginning with the 2023 annual meeting, all directors would be elected for one-year terms at each annual meeting. In the case of any vacancy on the board occurring after the 2020 annual meeting created by an increase in the number of directors, the vacancy would be filled through an interim appointment by the board, with the new director to serve a term ending at the next annual meeting. Vacancies created by resignation, removal, or death would be filled by appointment by the board of a new director to serve until the end of the term of the director being replaced. This proposal would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal
As part of its ongoing review of corporate governance matters, the board, assisted by the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure and eliminating the supermajority voting provisions in the company’s articles of incorporation (see Item 5 below). The board considered the view of certain shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because shareholders are unable to evaluate and consider all directors for election on an annual basis. The board gave considerable weight to the approval at the 2006 annual meeting of a shareholder proposal requesting that the board take all necessary steps to elect the directors annually, and to the favorable votes of a strong majority of the outstanding shares for management’s proposals in the following six years and again in 2018 and 2019.

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The board also considered benefits of retaining the classified board structure. A classified structure may provide continuity and stability in the management of the business and affairs of the company because a majority of the board always has prior experience as directors of the company. In some circumstances classified boards may enhance shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the entire board in a single election. The board also considered that even without a classified board (and without the supermajority voting requirements, which the board also recommends eliminating), the company has appropriate safeguards to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

The board believes it is important to maintain appropriate defenses to inadequate takeover bids, but also important to retain shareholder confidence by demonstrating that it is accountable and responsive to shareholders. After balancing these interests, the board has decided to resubmit this proposal to eliminate the classified board structure.

Text of Amendments
Article 9(b) of the company’s articles of incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in Appendix B to this proxy statement, shows the proposed changes, with deletions indicated by strike-outs and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon the effectiveness of the amendments to the articles of incorporation.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to pass this proposal.

Board Recommendation on Item 4

The board recommends that you vote FOR amending the company's articles of incorporation to eliminate the classified board structure.

Item 5. Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions

Under the company’s articles of incorporation, nearly all matters submitted to a vote of shareholders can be adopted by a majority of the votes cast. However, our articles require a few fundamental corporate actions to be approved by the holders of 80 percent of the outstanding shares of common stock (a “supermajority vote”). Those actions are:

•	amending certain provisions of the articles of incorporation that relate to the number and terms of office of directors:

◦	the company’s classified board structure (as described under Item 4)

◦	a provision that the number of directors shall be specified solely by resolution of the board

•	removing directors prior to the end of their elected term

•
entering into mergers, consolidations, recapitalizations, or certain other business combinations with a “related person”—a party who has acquired at least five percent of the company’s stock (other than the Endowment or a company benefit plan) without the prior approval of the board

•	modifying or eliminating any of the above supermajority voting requirements.

Background of Proposal
This proposal is the result of the board’s ongoing review of corporate governance matters. From 2007 through 2009, shareholder proposals requesting that the board take action to eliminate the supermajority voting provisions were supported by a majority of votes cast. From 2010 through 2012 and in 2018 and 2019, the board submitted proposals seeking shareholder approval to eliminate these supermajority provisions. In all four years, the proposal received a strong majority of the outstanding shares, but fell short of the required 80 percent vote.

Assisted by the Directors and Corporate Governance Committee, the board considered the advantages and disadvantages of maintaining the supermajority voting requirements. The board considered that under certain circumstances, supermajority voting provisions can provide benefits to the company. The provisions can make it more difficult for one or a few large shareholders to take over or restructure the company without negotiating with the board. In the event of an unsolicited bid to take over or restructure the company, supermajority voting provisions may encourage bidders to

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negotiate with the board and increase the board’s negotiating leverage on behalf of the shareholders. They can also give the board time to consider alternatives that might provide greater value for all shareholders.

The board also considered the potential adverse consequences of opposing elimination of the supermajority voting requirements. While it is important to the company’s long-term success for the board to maintain appropriate defenses against inadequate takeover bids, it is also important for the board to maintain shareholder confidence by demonstrating that it is responsive and accountable to shareholders and committed to strong corporate governance. This requires the board to carefully balance sometimes competing interests. In this regard, the board gave considerable weight to the fact that a substantial majority of shares voted have supported eliminating the supermajority voting provisions. Many shareholders believe that supermajority voting provisions impede accountability to shareholders and contribute to board and management entrenchment.

The board also considered that even without the supermajority vote (and without the classified board, which the board also recommends eliminating), the company has appropriate safeguards to discourage a would-be acquirer from proceeding with a proposal that undervalues the company and to assist the board in responding to such proposals. These include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

Therefore, the board believes the balance of interests is best served by recommending to shareholders that the articles of incorporation be amended to eliminate the supermajority voting provisions. By recommending these amendments, the board is reaffirming its accountability and willingness to take steps that address shareholder-expressed concerns.

Text of Amendments
Articles 9(c), 9(d), and 13 of the company’s articles of incorporation contain the provisions that will be affected if this proposal is adopted. These articles, set forth in Appendix B to this proxy statement, show the proposed changes with deletions indicated by strike-outs and additions indicated by underlining.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to pass this proposal.

Board Recommendation on Item 5

The board recommends that you vote FOR amending the company's articles of incorporation to eliminate supermajority voting provisions.

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Shareholder Proposals

Item 6. Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures

Service Employees International Union Pension Plans Master Trust, 1800 Massachusetts Ave NW, Suite 301, Washington DC 20036-1202, beneficial owner of 28,586 shares of our common stock, has submitted the following proposal:

WHEREAS, we believe in full disclosure of Lilly’s direct and indirect lobbying activities and expenditures to assess whether Lilly’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

RESOLVED, the shareholders of Lilly request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Lilly used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.Lilly’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Lilly is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Public Policy and Compliance Committee and posted on Lilly’s website.

Supporting Statement

Lilly spent $75,472,000 from 2010 - 2018 on federal lobbying.1 This does not include state lobbying expenditures in the 48 states where Lilly lobbies2 but disclosure is uneven or absent. Lilly also lobbies abroad, spending between €700,000-799,000 on lobbying in Europe for 2018.3

Lilly sits on the board of the Pharmaceutical Research and Manufacturers of America (PhRMA) and belongs to the Chamber of Commerce, which together have spent over $1.9 billion on lobbying since 1998.4 Lilly does not disclose its payments to trade associations, or the amounts used for lobbying. And Lilly does not disclose its contributions to tax-exempt organizations that write and endorse model legislation, such as its membership in the American Legislative Exchange Council (ALEC).

We believe the reputational damage stemming from this misalignment between general policy positions and actual direct and indirect lobbying efforts harms long-term value creation by Lilly. Thus, we urge Lilly to expand its lobbying disclosure.

___________________________
1 https://www.opensecrets.org/lobby/clientsum.php?id=D000000166&year=2019
2 https://publicintegrity.org/federal-politics/state-politics/here-are-the-interests-lobbying-in-every-statehouse/
3 https://lobbyfacts.eu/representative/f98e6e3980944c0f9171355ef137d799
4 https://www.opensecrets.org/lobby/clientsum.php?id=D000019798; https://www.opensecrets.org/lobby/clientsum.php?id=d000000504

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Statement in Opposition to the Shareholder Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures

The board, through its Public Policy and Compliance Committee, has reviewed this proposal and recommends a vote against it, as we currently publish a substantial amount of the information requested by the shareholder. Requiring us to prepare a separate report with this information would place an undue administrative burden on the company and would not add value, given our transparency with respect to lobbying activities and the governance and risk mitigation procedures we have in place regarding such activities.

We believe that engaging directly with policymakers is in the best interest of our shareholders and other long-term stakeholders. Since 2005, the company has published the following information on our website (lilly.com/LillyPAC) for both direct company contributions and employee political action committee (PAC) contributions to support candidates for political office, political parties, officials, or committees in the U.S.:

•	policies and procedures for company and PAC contributions

•	contributions to candidates, including information about the candidate's office (for example, state, local, or federal; House or Senate) and party affiliation

•	contributions to political organizations and Section 527 organizations reported by state.

This information is updated annually. In addition to the information available on our website, detailed corporate contributions, PAC contribution data, and the company’s direct lobbying expenses are available to the public on the Federal Election Committee website (fec.gov/data/) and through individual state agencies. The company’s direct lobbying expenses are also available to the public on the Lobbying Disclosure page of the U.S. House website (disclosures.house.gov/ld/ldsearch.aspx) and through individual state agencies.

In addition to direct political contributions, Lilly maintains memberships in certain 501(c)(6)s-trade associations that report lobbying activity to the U.S. government. We maintain memberships in trade associations and other tax-exempt organizations specific to business and pharmaceutical industry interests, such as PhRMA (Pharmaceutical Research and Manufacturers Association), BIO (Biotechnology Association), and the National Association of Manufacturers. We support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate. Information relating to Lilly’s memberships in trade associations to which we contribute $50,000 per year or more, and any such organizations where Lilly has a board seat can be found on our website. These tax-exempt organizations are also required to disclose their lobbying expenditures under the Lobbying Act of 1995; they report their lobbying expenditures to the U.S. Senate. Because the company does not direct the lobbying of trade associations or other groups, attempting to quantify indirect lobbying would be difficult to estimate and potentially misleading to shareholders.

The board, through its Public Policy and Compliance Committee, also exercises oversight of Lilly’s political expenditures and lobbying activities. We believe this approach reflects our commitment to stewardship of corporate funds and risk minimization with respect to such activities.

As a result, the board does not believe any value provided by the requested additional disclosures merits the resources required to produce the report requested by the proposal.

Board Recommendation on Item 6

The board recommends that you vote AGAINST this proposal.

Item 7. Proposal to Publish a Report on the Effectiveness of the Forced Swim Test

People for the Ethical Treatment of Animals (PETA), 1536 16th Street N.W., Washington, D.C., beneficial owner of 41 shares of our common stock, has submitted the following proposal:

RESOLVED, given the cruelty inherent in the “Forced Swim Test” (FST), its questionable scientific validity, and the fact that none of the compounds tested by our Company since 1993 using the FST are marketed as antidepressants, our Company should assess its effectiveness, and report the findings to shareholders.

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Supporting Statement
In the FST, which the government does not require, animals are dropped into water. They swim trying to escape and avoid drowning. Eventually they stop struggling.

Authors affiliated with our Company described the FST as a model or test of behavioral despair1 and published papers between 1993 and 2018 describing FST experiments in which 3,201 mice and 234 rats were used. None of the compounds tested are currently approved to treat depression. This represents a loss of time and resources to our Company, and animal suffering.

Our Company uses the FST to purportedly test the antidepressant qualities of compounds2 on the assumption that the sooner the animal stops swimming, the more depressed the animal is. However, there is evidence that floating is an adaptive behavior that saves energy and benefits survival,3 and not a sign of depression.

The FST’s ability to accurately predict human antidepressants is further undermined since it yields positive results for compounds that are not prescribed as human antidepressants,4 and negative results for compounds that are.5 Therefore, antidepressant compounds may be abandoned if they do not produce desired results in the FST. The applicability of the FST to human depression has been refuted by experts,6 who cite the use of animal experiments such as the FST as a major reason for lack of effective treatments.7

Given the animal suffering inherent in the test and the 26 years of failure to produce human-relevant results, our Company has the ethical, fiscal, and scientific obligation to assess the FST and report its findings to shareholders.

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1 Benvenga (1993) https://doi.org/10.1016/0014-2999(93)91005-8; O’Neill (2001)
https://doi.org/10.1177/026988110101500104; Li (2001) https://doi.org/10.1016/S0028-3908(00)00194-5; Skolnick (2003) https://patents.google.com/patent/US7973043B2/ko; Li (2003)
https://link.springer.com/article/10.1023/A:1023648923447; Li (2006) https://doi.org/10.1124/jpet.106.103143;
Benito Collado (2010) https://patents.google.com/patent/WO2011060035A1
2 Bai (2001) https://doi.org/10.1016/S0091-3057(01)00599-8; Li (2003); Witkin (2014)
https://doi.org/10.1124/jpet.114.216804; Chappell (2016) https://pubs.acs.org/doi/10.1021/acs.jmedchem.6b01119; Dressman (2016) https://doi.org/10.1016/j.bmcl.2016.10.067; Bruns (2018)
https://doi.org/10.1016/j.neuropharm.2017.10.032; Witkin (2018) https://doi.org/10.1016/j.bcp.2018.06.022
3 Molendijk (2015) Immobility in the forced swim test is adaptive and does not reflect depression.
https://doi.org/10.1016/j.psyneuen.2015.08.028
4 Schechter (1979) Non-specificity of “behavioral despair” as an animal model of depression.
https://doi.org/10.1016/0014-2999(79)90212-7
5 Suman (2018) Failure to detect the action of antidepressants in the forced swim test in Swiss mice.
https://doi.org/10.1017/neu.2017.33; Cryan (2002) https://doi.org/10.1016/S0165-6147(02)02017-5
6 Hendrie (2013) The failure of the antidepressant drug discovery process is systemic.
https://doi.org/10.1177%2F0269881112466185; Garner (2014) The significance of meaning: Why do over 90% of behavioral neuroscience results fail to translate to humans, and what can we do to fix it?
https://doi.org/10.1093/ilar/ilu047; Molendijk (2015); Commons (2017) The rodent forced swim test measures stress-coping strategy, not depression-like behavior. https://pubs.acs.org/doi/10.1021/acschemneuro.7b00042
7 Hendrie (2013); Garner (2014)

Statement in Opposition to the Shareholder Proposal Seeking a Report on the Effectiveness of the Forced Swim Test

The board, through its Public Policy and Compliance Committee, has reviewed this shareholder proposal and shares the concerns raised in it. We abhor mistreatment of animals, and we are committed to the humane treatment of animals in research. However, as explained below, we do not believe the requested report would further this commitment in any meaningful way or be a productive use of our resources. Accordingly, the board recommends a vote against the proposal.

For safe and effective medicines to be available to patients, U.S. and foreign regulatory agencies have mandated that a defined amount of research be performed in animals. Where animals must be used, we strive to take every measure to assure that the lowest number of animals is used and that discomfort and distress are either eliminated or minimized, including through adherence to standards set forth in the U.S. Animal Welfare Act. We have been accredited by the Association for Assessment and Accreditation of Laboratory Animal Care (AAALAC). AAALAC accreditation rules and standards can be found on the AAALAC website. This accreditation is a voluntary process that includes a detailed, comprehensive review of our research-animal program, including animal care and use policies and procedures, animal environment, housing and management, veterinary medical care, and physical plant operations. We consider our policies

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and practices to be in line with leading industry standards as evidenced by our engagement in industry consortia and professional societies focused on the use of animals in biomedical research (National Association of Biomedical Research, IQ Consortium, Foundation of Biomedical Research). We currently publish information detailing our commitment to responsible animal research as well as an overview of our policies and procedures on our website. With respect to our contractual relationships with select laboratory-animal research and animal-supply companies, we seek to do business only with organizations that share our commitment to animal welfare.

We do not condone, in any form, the mistreatment of research animals, and we recognize our fundamental ethical and scientific obligation to ensure the appropriate treatment of animals used in research. We have processes and procedures in place to ensure humane treatment of animals, including programs for oversight by an internal corporate Animal Welfare Board, Institutional Animal Care and Use Committees, or an equivalent ethical review board, as well as veterinary oversight at every site—both ours and contract laboratories. We are committed to quality research-animal care and use, the responsible use of animals in medical research, and the use of alternative methods whenever possible and appropriate.

As a result, the board does not believe any value provided by the requested report merits the resources required to produce the report requested by the proposal.

Board Recommendation on Item 7

The board recommends that you vote AGAINST this proposal.

Item 8. Proposal to Amend the Bylaws to Require an Independent Board Chair

Daughters of Charity, Inc., 4330 Olive Street, St. Louis, Missouri 63108-2622, beneficial owner of 45 shares of our common stock, has submitted the following proposal:

RESOLVED, Eli Lilly ("Lilly" or the "Company") shareholders request the Board of Directors adopt as policy (the "Policy"), and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the board. The Policy shall apply prospectively so as not to violate any contractual obligations. If the board determines that a Chair who was independent when selected is no longer independent, the board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement
We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to have a non-independent director act as Chair.

In 2018, the Minnesota Attorney General sued three makers of synthetic insulin, including Lilly, alleging that the companies' publication of "deceptive and misleading" list prices for insulin violates federal and state law. According to the complaint, substantial list price increases for insulin have imposed financial burdens on patients because list prices are used to determine the amount some patients and institutional purchasers must pay. Congressional hearings have been held on the rising cost of insulin, and candidates for the Democratic presidential nomination are campaigning on promises to lower drug prices. Media attention continues to focus on the effects of high insulin prices, including patient deaths.

Concerns about these risks have led to growing investor interest in the Company's governance practices. In our view, shareholders are best served by an independent board Chair who can provide a balance of power between the CEO and the board. The board is responsible for overseeing management, and conflicts of interest may arise when one person holds both the Chair and CEO positions. We believe that Lilly's board should adopt best practice governance policies, including having an independent board chair.

As of October 2018, 50% of companies in the S&P 500 have separated the CEO and Chair roles. Numerous institutional investors recommend such a separation. For example, California's Retirement System CalPERS' Principles & Guidelines encourage separation, even with a lead director in place. The Council of Institutional Investors' corporate governance policies favor independent board chairs.

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In order to ensure that our board can provide rigorous oversight for our Company and management with greater independence and accountability, we urge a vote FOR this shareholder proposal.

Statement in Opposition to the Shareholder Proposal to Amend the Bylaws to Require an Independent Board Chair

The board, through its Directors and Corporate Governance Committee and its Public Policy and Compliance Committee, has reviewed this proposal and recommends a vote against it.

Lilly’s current board leadership structure and corporate governance practices provide effective, independent oversight of management.

Lilly has a strong, independent board that operates under sound principles of corporate governance. (See pages P4-P5 for a description of the board’s governance principles.) We believe that combining the roles of board chair and CEO generally provides the most efficient and effective leadership model for Lilly. Although the chair and CEO roles are combined, we ensure independent oversight of the company through a counterbalancing governance structure. Our principles require that at least 75 percent of the board be comprised of independent directors. Other than the CEO, each of our board members is currently independent (12 out of 13 directors), and all standing board committees are made up of independent directors and led by independent committee chairs.

Our board has instituted a number of governance best practices to ensure effective independent oversight, including:
•executive sessions of the independent directors held after every regular board meeting

•
an annual performance evaluation of the chairman and CEO conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee in establishing the CEO’s compensation for the next year

•a strong, independent, clearly defined lead independent director role
•independent director access to management whenever deemed necessary by the independent directors

•	ability of independent directors and all committees to retain their own independent advisors, at the company’s expense, whenever they deem it desirable to do so.

Among other duties, the lead independent director's responsibilities include:
•leading the board’s processes for selecting and evaluating the CEO
•presiding at all meetings of the board at which the chairman is not present
•serving as a liaison between the chairman and the independent directors
•if requested by major shareholders, ensuring that he or she is available for consultation and direct communication
•approving information sent to the board, including meeting agendas and schedules
•conducting executive sessions of the independent directors
•overseeing the independent directors' annual performance evaluation of the chairman and CEO
•together with the board chair and the chair of the Directors and Corporate Governance Committee, conducting the annual board assessment process
•together with the Directors and Corporate Governance Committee, leading the director recruitment process.

The lead independent director also has authority to call meetings of the independent directors and to retain advisors for the independent directors. The lead independent director is appointed annually by the board, which conducts an assessment of his or her performance as part of the annual board assessment process.

Lilly’s current governance structure and practices provide accountability to our stakeholders.

The board is deeply involved in overseeing and managing material risks facing Lilly, including drug pricing and access. The Public Policy and Compliance Committee of the board, which is composed solely of independent directors, was established precisely to provide oversight of public policy issues, including access to medicines. Guided by the active oversight of our independent directors and the Public Policy and Compliance committee, Lilly has taken numerous steps to address drug pricing concerns, including by making lower-priced insulin available in May 2019 and working to introduce two additional lower-priced versions of branded insulin by mid-April 2020. Our company plans to continue to be a strong advocate for reforms that improve access to needed medicines, while balancing the ability to invest in innovation for the next generation of groundbreaking medicines.

Our board of directors believes that our shareholders are best served by preserving the flexibility to determine the appropriate leadership structure for the company in light of the circumstances at the time.

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We believe the proposal would unnecessarily restrict the board’s ability to exercise its fiduciary duty to determine the board leadership structure most appropriate for the company given the specific circumstances and leadership needs at any particular point in time. The company's robust governance framework ensures that board leadership is balanced with independent participation given the extensive involvement of the lead independent director and his oversight. Our independent directors also collectively bring to the board vast leadership experience, industry expertise, and other critical skills, and individually have demonstrated the willingness to think and act independently on behalf of shareholders. Therefore, adopting a proposal that would limit the board's ability to exercise decision making on the appropriate leadership is not in shareholders' best interests.

We believe independence is essential to strong corporate governance. The dual roles of an executive chair and a strong, independent lead director are important in balancing inputs to the board. Having one individual serve as both chair and CEO provides the board with deep insights to drive long-term strategy and execution and allows consistent communication throughout the company. This is vital to our innovative research and development business with prolonged product development cycles. Further, the lead independent director, currently a sitting CEO, drives an outside analysis of company decisions and performance and leads our independent directors in their important oversight function.

Lilly’s independent directors have determined that Mr. Ricks remains eminently qualified to serve as both chair and CEO, and the board believes that having him fill that combined role, complemented by Mr. Luciano, a strong lead independent director, strikes an appropriate balance between consistent leadership and independent and effective oversight that is optimal for the company and our shareholders. For additional information on the particular qualities of Mr. Ricks and why he is best suited to serve as chair at this time, as well as information on the leadership provided by Mr. Luciano, the lead independent director, please see “Leadership Structure; Oversight of Chairman, CEO, and Senior Management” on pages P28-P31. Accordingly, the board believes that the safeguards described above ensure that the board provides independent and effective oversight of management and the company.

Board Recommendation on Item 8

The board recommends that you vote AGAINST this proposal.

Item 9. Proposal on Board Diversity Requesting Disclosures of Specific Minimum Qualifications and Board Nominee Skills, Experience, and Ideological Perspective

The National Center for Public Policy Research, 20 F Street, NW Suite 700, Washington, DC., 20001, beneficial owner of 44 shares of our common stock, has submitted the following proposal:

RESOLVED, that the shareholders of the Eli Lilly & Company (the "Company") request the Board adopt a policy to disclose to shareholders the following:

1.	A description of the specific minimum qualifications that the Board's nominating committee believes must be met by a nominee to be on the board of directors; and
2.Each nominee's skills, ideological perspectives, and experience presented in a chart or matrix form.

The disclosure shall be presented to the shareholders through the annual proxy statement and the Company's website within six (6) months of the date of the annual meeting and updated on an annual basis.

Supporting Statement
We believe that boards that incorporate diverse perspectives can think more critically and oversee corporate managers more effectively. By providing a meaningful disclosure about potential Board members, shareholders will be better able to judge how well-suited individual board nominees are for the Company and whether their listed skills, experience and attributes are appropriate in light of the Company's overall business strategy.

The Company's compliance with Item 407(c)(2)(v) of SEC Regulation S-K requires it to identify the minimum skills, experience, and attributes that all board candidates are expected to possess.

Ideological diversity contemplates differences in political/policy beliefs.

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True diversity comes from diversity of thought. There is ample evidence that many companies operate in ideological hegemony that eschews conservative people, thoughts, and values. This ideological echo chamber can result in groupthink that is the antithesis of diversity. This can be a major risk factor for shareholders.

We believe a diverse board is a good indicator of sound corporate governance and a well functioning board. Diversity in board composition is best achieved through highly qualified candidates with a wide range of skills, experience, beliefs, and board independence from management.

We are requesting comprehensive disclosures about board composition and what qualifications the Company seeks for its Board, therefore we urge shareholders to vote FOR this proposal.

Statement in Opposition to the Shareholder Proposal on Board Diversity Requesting Disclosures of Specific Minimum Qualifications and Board Nominee Skills, Experience, and Ideological Perspective

The board, through its Directors and Corporate Governance Committee and its Public Policy and Compliance Committee, has reviewed this proposal and recommends a vote against it. Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. We believe the board is a well-rounded, highly qualified, diverse group of leaders in various fields, and the caliber of our board members reflects the board’s rigorous process for evaluating and recommending potential nominees for election to the Board. The “Board Operations and Governance” section of this proxy statement includes a discussion of the specific skills, qualities, attributes, and experience that led the board, based upon the recommendation of the Directors and Corporate Governance Committee, to nominate each director for election to the board.

The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, race, ethnicity, age, and experiences. Although the board does not establish specific diversity goals or have a standalone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's 13 directors range in age from 49 to 71 and include four women and five members of underrepresented groups.

The Directors and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board to ensure that the board and management are actively engaged in succession planning for directors, and that our board reflects the viewpoints, diversity, and expertise necessary to support our complex and evolving business. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors. The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates.

The skills, qualities, attributes, and experience that the board evaluates when considering a potential nominee do not include “ideological perspectives.” The board considers a wide range of factors in assessing whether each nominee has the background, experiences, and attributes necessary to effectively perform the board’s oversight function; however, the board does not seek to determine any nominee’s ideological perspectives. The board believes that the additional disclosure requested by this proposal would not be relevant to the board’s process for identifying director candidates or useful to shareholders in assessing the diversity of backgrounds, experiences, and attributes that should be, and are, represented on the board.

For these reasons, the board believes that the additional disclosures requested by the proposal would not provide meaningful information to shareholders.

Board Recommendation on Item 9

The board recommends that you vote AGAINST this proposal.

Item 10. Proposal to Publish Feasibility Report on Incorporating Public Concern Over Drug Prices into Senior Executive Compensation Arrangements

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Mercy Investment Services, Inc., 2039 North Geyer Road, St. Louis, Missouri 63131, beneficial owner of 73 shares of our common stock, has submitted the following proposal:

RESOLVED, Eli Lilly and Company (“Lilly”) shareholders request that the Compensation Committee of the board of directors (the “Committee”) publish a report (at reasonable expense, within a reasonable time, and omitting confidential or proprietary information) assessing the feasibility of incorporating public concern over high drug prices into the senior executive compensation arrangements described in Lilly’s annual proxy materials.

Supporting Statement
To reward the creation of long-term value, incentive compensation arrangements for senior executives of pharmaceutical companies should promote responsible risk management. A key strategic risk now facing pharmaceutical firms is backlash against the high price of medicines. The effects of high drug prices on patient access, government payer budgets and the broader health care system have kept drug prices in the public spotlight, especially as campaigning for 2020 presidential and congressional elections intensifies. A 2019 Credit Suisse analyst report stated that US drug price rises contributed 33% of industry net income growth in 2018 and noted “strong political pressure to reduce absolute drug prices.” (Global Pharmaceuticals, “Future of US Drug Rebates Under Review,” Apr. 29, 2019, at 4)

Lilly has faced intense scrutiny over pricing of its insulin: The Senate Finance Committee launched an investigation in early 2019, requesting extensive information on pricing, marketing costs and research and development,1 and Attorneys General from eight states and the District of Columbia have formally or informally sought information from Lilly about insulin pricing.2 Media reports regularly highlight increases in the cost of Lilly’s Humalog alongside stories of patients rationing or going without insulin due to cost.3

We are concerned that Lilly’s senior executive incentive compensation arrangements may not encourage consideration of risks created by high prices. For example, Lilly uses revenue and earnings per share (EPS) as metrics for the annual bonus, and EPS growth as the metric for performance awards. (2019 Proxy Statement, at 43-46) Income/EPS and especially revenue are sensitive to price increases: In 2016, price increases accounted for at least 100% of Lilly’s EPS growth, according to Credit Suisse. (Global Pharma and Biotech Sector Review: Exploring Future US Pricing Pressure, Apr. 18, 2017, at 1) Dependence on drug price increases create significant risks, which may be exacerbated when price hikes drive large senior executive payouts.

Accordingly, we believe it is advisable for the Committee to explore incorporating measures that relate to the financial and strategic risks created by high drug prices into senior executive compensation arrangements. This Proposal gives the Committee total discretion in selecting potential measures and in analyzing the feasibility of incorporating them. By way of illustration, though, such measures could reward executives for increasing access or limit the extent to which price increases can be used to meet revenue and income targets.

We urge shareholders to vote FOR this proposal.

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1 See https://www.finance.senate.gov/imo/media/doc/2019-02-22%20CEG%20RW%20to%20Eli%20Lilly%20(Insulin%20Prices).pdf
2 https://www.cnbc.com/2019/08/02/eli-lilly-subpoenaed-by-new-yorks-ag-over-insulin-prices.html
3 See, e.g., https://www.desmoinesregister.com/story/opinion/editorials/2019/01/31/high-price-insulin-killing-americans-diabetes/2695313002/;
https://www.washingtonpost.com/news/magazine/wp/2019/01/07/feature/insulin-is-a-lifesaving-drug-but-it-has-become-intolerably-expensive-and-the-consequences-can-be-tragic/

Statement in Opposition to the Shareholder Proposal to Publish Feasibility Report on Incorporating Public Concern Over Drug Prices into Senior Executive Compensation Arrangements

The board, through its Public Policy and Compliance Committee and its Compensation Committee, has reviewed this proposal and recommends against it. As explained below, Lilly has taken actions to demonstrate its commitment to responsible drug pricing and executive compensation programs. The preparation of the proposed report would not provide meaningful information to shareholders and would not be a good use of company resources.

Our management, the Public Policy and Compliance Committee, and the full board regularly review and discuss the company’s pricing strategy. As a result of these reviews, we have taken a number of measures to address concerns over drug pricing, including the introduction of multiple cost-saving options to enhance insulin affordability for patients.

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With respect to our executive compensation program, the Compensation Committee and the board evaluate executive officers using a variety of factors, including individual and company performance objectives relating to company strategy, implementation, and performance as described in the “Compensation Discussion and Analysis” section above. These objectives are established at the beginning of each year and reviewed to ensure they are consistent with our company values. By establishing and measuring performance through key short- and long-term objectives and approving any adjustments to financial results that affect executive compensation payouts, we have sought to mitigate the risk of short-term tactics being used to inappropriately satisfy performance goals at the expense of long-term value creation. In fact, our compensation program is designed to encourage strategies that create long-term value aligned with shareholder returns and provides the Compensation Committee with the discretion to lower incentive payments, where appropriate.

As part of the company’s overall enterprise risk management program, the Compensation Committee, which is composed entirely of independent directors, also regularly evaluates our compensation policies and practices as part of a risk-assessment process. During this process, which is described more fully in the “Compensation Committee Matters” section of the proxy statement, the Compensation Committee considers features of our compensation programs to determine the likelihood of inappropriate risk-taking.

In light of our drug pricing strategy reviews and compensation program design, including a risk-assessment process, the feasibility report requested by the proposal is not a productive use of company resources, nor would it create or increase shareholder value.

Board Recommendation on Item 10

The board recommends that you vote AGAINST this proposal.

Item 11. Proposal to Implement a Bonus Deferral Policy

UAW Retiree Medical Benefits Trust, 777 East Eisenhower Parkway, Suite 800, Ann Arbor, Michigan, 48108, beneficial owner of 325,663 shares of our common stock, has submitted the following proposal:

RESOLVED, that shareholders of Eli Lilly and Company (“Lilly”) urge the Compensation Committee (the “Committee”) of the board to change any annual cash incentive program (“Bonus Program”) to provide that an award (a “Bonus”) to a senior executive that is based on one or more financial measurements (a “Financial Metric”) whose performance measurement period (“PMP”) is one year or shorter shall not be paid in full for a period (the “Deferral Period”) following the award, including developing a methodology for determining the length of the Deferral Period and adjusting the remainder of the Bonus over the Deferral Period.

The methodology described above should allow accurate assessment of risks taken during the PMP that could have affected performance on the Financial Metric(s) and allow Lilly to recoup Bonus compensation pursuant to its clawback policy. The changes should be implemented in a way that does not violate any existing contractual obligation or the terms of any compensation or benefit plan currently in effect.

Supporting Statement
As long-term shareholders, we support compensation policies that align senior executives’ incentives with the company’s long-term success. We are concerned that short-term incentive plans can encourage senior executives to take on excessive risk.

In our view, reliance on price increases and anticompetitive practices can create significant risks for pharmaceutical firms. Lilly has come under fire for repeated increases in the price of its insulin products: Congress has held hearings on insulin pricing, and media attention has focused on the impact on patient access. The Minnesota and Kentucky Attorneys General have sued Lilly, claiming that it published “deceptive and misleading” list prices for insulin in order to pay larger rebates to pharmacy benefit managers. Congressional committees and other states have opened investigations into Lilly’s insulin pricing and sale.

To foster a longer-term orientation and sounder risk management, this proposal asks that the Committee develop a methodology for withholding some portion of Bonuses to allow adjustment of the unpaid portion during the Deferral Period. The Committee would have discretion to set the terms and mechanics of this process.

Bonus deferral is widely used in the banking industry, where overly risky behavior was widely viewed as contributing to the

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financial crisis. In 2009, the Financial Stability Board, which coordinates national financial authorities in developing strong financial sector policies, adopted Principles for Sound Compensation Practices and implementation standards for those principles, including bonus deferral. Deferral is “particularly important” because it allows “late-arriving information about risk-taking and outcomes” to alter payouts and reduces the need to claw back compensation already paid out, which may “fac[e] legal barriers,” in the event of misconduct. Banking supervisors in 16 jurisdictions, including the US, have requirements or expectations regarding bonus deferral. (https://www.fsb.org/wp-content/uploads/P170619-1.pdf)

We urge shareholders to vote FOR this proposal.

Statement in Opposition to the Shareholder Proposal to Implement a Bonus Deferral Policy

The board, through its Compensation Committee, has reviewed this shareholder proposal and understands and appreciates shareholder and customer concerns regarding drug pricing. Lilly is committed to making medicines accessible to patients. For some, drug prices can be an access barrier, and our company is proud to have taken steps to reduce this barrier. While our efforts have been received positively, we believe there is additional opportunity for change within the complicated medicine delivery model in the U.S.
Our Compensation Committee has structured Lilly’s executive officer compensation with a view toward appropriately focusing its executive officers on making decisions that are in the best interest of the company. For this reason, a majority of each executive officer’s compensation, which is reviewed annually by our Compensation Committee, is already aligned with long-term shareholder growth to promote the delivery of sustainable business results and discourage excessive risk-taking or other adverse behaviors. Notably, Lilly’s chief executive officer, Mr. Ricks, has a total target pay mix of 75 percent equity, 15 percent bonus, and 10 percent base pay. Lilly’s remaining executive officers have a pay mix target of 62 percent equity, 19 percent bonus, and 19 percent base pay. The annual equity awards for all executive officers have a three-year restriction period.
Further, deferring annual bonus payments to our executive officers does not materially impact our ability to recoup for clawback purposes. Under our current executive compensation recovery policy, Lilly can recoup payments for up to three years, and the majority of executive officer pay is already deferred in the form of equity that could be withheld prior to payment if there were a need to do so. Lastly, while the deferral of the annual bonus payment may mechanically make it easier to recoup in the unlikely event it were to become necessary, our existing executive compensation recovery policy provides an avenue for the company to recoup payments while also maintaining a competitive executive compensation program that enables the company to recruit and retain talent.
For these reasons, we believe implementing a bonus deferral policy is not necessary and not in the best interests of the company and its shareholders.

Board Recommendation on Item 11

The board recommends that you vote AGAINST this proposal.

Item 12. Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct

Trinity Health, Sixteenth Floor, 766 Brady Avenue, Apt 635, Bronx, New York, 10462, beneficial owner of 50,264 shares of our common stock, has submitted the following proposal:

RESOLVED, that shareholders of Eli Lilly and Company ("Lilly") urge the board of directors ("Board") to adopt a policy (the "Policy") that Lilly will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit all or part of an incentive compensation award (each, a "clawback") as a result of applying Lilly's clawback provisions. "Senior executive" includes a former senior executive.
The Policy should provide that the general circumstances of the clawback will be described and that if no clawback of the kind described above occurred in the previous fiscal year, a statement to that effect will be made. The disclosure requested in this proposal is intended to supplement, not supplant, any disclosure required by law, regulation or agreement and the Policy should not apply if disclosure would violate any law, regulation or agreement.

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Supporting Statement
As long-term shareholders, we believe compensation practices should promote sustainable value creation. Lilly has mechanisms in place to claw back incentive compensation from senior executives in the event of misconduct causing significant harm to Lilly, a supervisory failure to prevent such misconduct by others, and in the event of materially inaccurate financial statements or performance calculations.

In 2018, the Minnesota Attorney General accused Lilly of publishing "deceptive and misleading" list prices for insulin. The complaint urges that artificially high list prices were used to offer higher rebates to pharmacy benefit managers, increasing costs for patients whose out-of-pocket costs are based on the list price. A similar complaint was filed in 2019 by the Kentucky Attorney General.

Lilly's most recent 10-K discloses that its insulin pricing and sale are the subject of civil investigative demands from the Attorneys General of Washington and New Mexico and information requests from the Attorneys General of five states and the District of Columbia. As well, Congressional committees have requested information about Lilly's insulin pricing.
Lilly has not made any proxy statement disclosure regarding the application of its clawback provisions. Such disclosure would allow shareholders to evaluate the Compensation Committee's use of those provisions and reinforce behavioral expectations. Disclosure of recoupment from senior executives below the named executive officer level, recoupment from whom is already required to be disclosed under SEC rules, would be useful for shareholders because these executives may have business unit responsibilities or otherwise be in a position to take substantial risk or affect company policies.

We are sensitive to privacy concerns and recommend that Policy provide for disclosure that does not violate privacy expectations (subject to laws requiring fuller disclosure).

We urge shareholders to vote for this proposal.

Statement in Opposition to the Shareholder Proposal to Adopt Policy to Annually Disclose Clawback of Executive Incentive Compensation

The board, through its Compensation Committee, has reviewed this shareholder proposal and recommends a vote against it. The board believes our current executive compensation structure, including our executive compensation recovery policy, strikes an appropriate balance in motivating our executive officers to deliver long-term results for our shareholders, while simultaneously holding the senior leadership team accountable and discouraging unreasonable risk-taking. In addition, the board believes the broad disclosure requested by the proposal extends beyond what is required under existing legal requirements.
Our core values of integrity, excellence, and respect for people guided the creation and implementation of the company’s existing executive compensation recovery policy, which was adopted in 2013. We hold all employees accountable to these core values, but we strongly believe that our executive officers carry an even higher burden in ensuring our values are upheld. To that end, all executives’ incentive compensation is subject to the terms of our clawback policy. Executives may be subject to the forfeiture or clawback of cash or equity in the event of misconduct that results in disciplinary action, a material violation of law or company policy, or financial restatements. The board believes that the company's current ability to recoup employee compensation for up to three years discourages unreasonable risk-taking and reflects our strong commitment to ethics and integrity.
The company is already subject to U.S. Securities and Exchange Commission's requirements to disclose in its annual proxy statement when compensation has been recouped, and the amount recouped, from the chief executive officer, chief financial officer, and other current and former named executive officers who served during the prior fiscal year. If necessary to understand the company’s executive compensation structure, the company is required to disclose in its annual proxy statement the reasons for recoupment and how the company determined the amount to be recovered. The board does not believe that expanding the disclosure requirements to all current and former "senior executives" is warranted.
Further, the recoupment of incentive compensation is not the only action that is available to address misconduct of our senior executives. In response to senior executive misconduct or violation of company policy, the company may institute reasonable and appropriate corrective actions to address misconduct, such as termination or change in job responsibility, further training, disciplinary action, or material alterations to compensation plans in future years. None of these actions would be disclosed in an annual report requested by the proposal. As a result, the board believes the annual report contemplated by the proposal could present a misleading picture of how instances of misconduct are addressed by the company.

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In summary, the board believes that adopting a policy requiring an annual report of compensation clawbacks is unnecessary given the company’s existing executive compensation recovery policy and the U.S. Securities and Exchange Commission's disclosure requirements discussed above; as a result, the board believes the proposal is not in the best interests of the company and its shareholders.

Board Recommendation on Item 12

The board recommends that you vote AGAINST this proposal.

Other Information

Meeting and Voting Logistics

Additional Items of Business
We do not expect any items of business other than those set forth above because the deadline for shareholder proposals and nominations has passed. Nonetheless, if necessary, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Voting
Shareholders as of the close of business on March 9, 2020 (the record date) may vote at the 2020 annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name as the shareholder of record

•	held for you in an account with a broker, bank, or other nominee

•	attributed to your account in the company's 401(k) plan.

You may vote your shares in person at the meeting. However, we encourage you to vote by mail, by telephone, or online even if you plan to attend the meeting.

Required Vote
Below are the vote requirements for the various proposals:

•	The five nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions will not count as votes cast either for or against a nominee.

•	The following items of business will be approved if the votes cast for the proposal exceed those cast against the proposal:

•	advisory approval of executive compensation of the named executive officers presented in this proxy statement

•	ratification of the appointment of independent auditor

•	seven shareholder proposals.
Abstentions will not be counted either for or against these proposals.

•
The proposals to amend the articles of incorporation to eliminate the classified board structure and to eliminate supermajority voting provisions require the vote of 80 percent of the outstanding shares of our common stock. For these items, abstentions and broker non-votes have the same effect as a vote against the proposals.

Quorum
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the annual meeting. As of March 9, 2020, XXXXXXXXXXXXXX shares of company common stock were issued and outstanding.

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Voting by Proxy
If you are a shareholder of record, you may vote your proxy by any one of the following methods:

Online. You may vote online at proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the email message that notified you of their availability. Voting online has the same effect as voting by mail. If you vote online, do not return your proxy card.

By telephone. Shareholders in the U.S., Puerto Rico, and Canada may vote by telephone by following the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the email message that notified you of their availability. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card.

By mail. Sign and date each proxy card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will vote on your behalf based upon the board’s recommendations.

You have the right to revoke your proxy at any time before the meeting by (i) notifying the company’s secretary in writing, or (ii) delivering a later-dated proxy online, by mail, or by telephone. If you are a shareholder of record, you may also revoke your proxy by voting in person at the meeting.

Voting Shares Held by a Broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and online.

If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the independent auditor, the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all.

Voting Shares Held in the Company 401(k) Plan
You may instruct the plan trustee on how to vote your shares in the 401(k) plan online, by mail, or by telephone as described above, except that, if you vote by mail, the card that you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote, your shares will be voted in accordance with instructions received from other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received.

Proxy Cards and Notices
If you received more than one proxy card, notice, or email related to proxy materials, you hold shares in more than one account. To ensure that all your shares are voted, sign and return each card. Alternatively, if you vote by telephone or

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online, you will need to cast a vote for each proxy card, notice, or email you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an email with directions on how to access the proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 800-579-1639.

Vote Tabulation
Votes are tabulated by an independent inspector of election, Broadridge Financial Solutions, Inc.

Attending the Annual Meeting - *Admission Procedure*
The meeting will be held at the Lilly Center Auditorium at Lilly Corporate Center.
All shareholders as of close of business on March 9, 2020, may attend the annual meeting. To gain admission, you must request an admission ticket as described below and present it along with valid, government-issued photo identification, such as a driver’s license or passport. Your request for an admission ticket must be received before 5:00 p.m. EDT on April 28, 2020.

Admission tickets are available for registered and beneficial shareholders and for one guest accompanying each shareholder. If you are attending the meeting as a proxy for or qualified representative of a shareholder, you will need your legal proxy or authorization letter in addition to your admission ticket and photo identification.

To obtain an admission ticket for you and your guest online, please access “Register for Meeting” at proxyvote.com and follow the instructions provided. You will need to enter your 16-digit voting control number found in your proxy materials. You must print a ticket for you and your guest and bring each ticket to the meeting. Each person attending must provide the admission ticket and photo identification. If you are unable to print the ticket, please call Shareholder Meeting Support, Broadridge Financial Solutions, Inc. at 844-318-0137 for assistance. Failure to follow these admission procedures may delay your entry into, or prevent you from being admitted to, our annual meeting.

You can also register to attend the meeting by calling Shareholder Meeting Support, Broadridge Financial Solutions, Inc., at 844-318-0137. When registering via phone, you will be placed on the attendee list but will not receive an admission ticket. You will need to present photo identification to enter the meeting.
To ensure your safety, all attendees and their belongings will pass through a metal detector upon arrival at the annual meeting. Attendees may also be subject to further security inspections. No photography, videography, or audio recording is allowed inside Lilly buildings.
Parking will be available on a first-come, first-served basis in the garage indicated on the map at the end of this report. If you have questions about admittance or parking, please call 855-731-6026 (toll free) or 317-433-5112 (prior to the annual meeting).
The 2021 Annual Meeting
The company’s 2021 annual meeting is currently scheduled for May 3, 2021.

Other Matters

Householding
We have adopted a procedure approved by the SEC called "householding." Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2020 annual meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Broadridge Financial Solutions, Inc., at 866-540-7095 or 51 Mercedes Way, Edgewood, NY 11717.

Other Information Regarding the Company’s Proxy Solicitation
The board is soliciting proxies for the 2020 annual meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by

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telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

Delinquent Section 16(a) Reports
Under SEC rules, our directors and executive officers are required to file with the SEC reports of holdings and changes in beneficial ownership of company stock. We have reviewed copies of reports provided to the company, as well as other records and information. Based on that review, we concluded that all reports were timely filed, except that, due to administrative errors, Myles O’Neill was late in reporting an equity that was received by his spouse and then vested. Each filing was made promptly after the issue was discovered.

By order of the Board of Directors,

Bronwen L. Mantlo
Secretary
March 20, 2020

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Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2019 annual cash bonus and the 2018-2020 performance awards were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments are intended to:

•	align award payments with the underlying performance of the core business

•	avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year

•
eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments

•	facilitate comparisons with peer companies.

To ensure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines in the first 90 days of the performance period. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measures to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2019 Bonus Plan
For 2019 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:

•	Eliminated the impact of the divestiture of Elanco Animal Health, Inc., (Elanco)

•	Eliminated the impact of asset impairments, restructuring, and other special charges

•	Eliminated the impact of the gain on sale of the China antibiotics business

•	Eliminated the impact of the charge related to the repurchase of debt

•	Eliminated the impact of the charges recognized for acquired in-process research development

•	Eliminated the impact of amortization of intangible assets

•	Eliminated the impact of the Lartruvo charges

•	Eliminated the impact of certain income tax items

Reconciliations of these adjustments to our reported EPS are below:

2019
EPS as reported	$8.89
Eliminate Elanco discontinued operations	(3.93)
EPS as reported from continuing operations	$4.96
Eliminate asset impairments, restructuring, and other special charges	$0.58
Eliminate the gain on sale of the China antibiotics business	(0.26)
Eliminate the charge related to the repurchase of debt	$0.22
Eliminate acquired in-process research and development charges	$0.21
Eliminate amortization of intangible assets	$0.18
Eliminate Lartruvo charges	$0.14
Eliminate impact of reduced shares outstanding for non-GAAP reporting(a)	$0.07
Eliminate the impact of certain tax items(b)	(0.05)
Non-GAAP EPS	$6.04
*Numbers may not add due to rounding
(a) Non-GAAP earnings per share assume that the disposition of Elanco occurred at the beginning of all periods presented and, therefore, exclude the approximately 65.0 million shares of Lilly common stock retired in the Elanco exchange offer.
(b) Amount relates to a tax benefit from a capital loss on the disposition of subsidiary stock.

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Adjustments for 2018-2020 Performance Award
For the 2018-2020 performance award payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•	2019: Eliminated the impact of the divestiture of the Elanco

•	2019, 2018, and 2017: Eliminated the impact of asset impairments, restructuring, and other special charges

•	2019: Eliminated the impact of the gain on sale of the China antibiotics business

•	2019: Eliminated the charge related to the repurchase of debt

•	2019, 2018, and 2017: Eliminated the impact of the charges recognized for acquired in-process research and development

•	2019, 2018, and 2017: Eliminated the impact of amortization of intangible assets

•	2019: Eliminated the impact of Lartruvo charges

•	2019, 2018, and 2017: Eliminated the impact of certain income tax items

•	2018 and 2017: Eliminated the impact of other specified items

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following adjustments:

•
When the Compensation Committee set 2018-2020 performance award targets, the divestiture of Elanco (which occurred in March 2019) was not contemplated and targets were set based on the consolidated financial results of Lilly and Elanco. Accordingly, the Compensation Committee adjusted the 2019 results to neutralize the EPS impact of the divestiture reflecting our expected results as if the divestiture never occurred. Amounts presented in the reconciliation table below for 2018 and 2017 (and related percent growth) include the consolidated results of Lilly and Elanco as originally reported in our 2018 annual report, prior to the divestiture.

•
When the Compensation Committee set 2018-2020 performance award targets, the acquisition of Loxo Oncology, Inc. (Loxo) (which occurred in February 2019) was not contemplated. Accordingly, the Compensation Committee adjusted the 2019 results to neutralize the expected EPS impact of the acquisition.

Reconciliations of these adjustments to our reported EPS are below:

	2019	2018	% Growth 2019 vs. 2018	2017	% Growth 2018 vs. 2017
EPS as reported	$8.89	$3.13	NM	$(0.19)	NM
Eliminate Elanco discontinued operations	$(3.93)	NA		NA
EPS as reported from continuing operations	$4.96	NA		NA
Eliminate asset impairments, restructuring, and other special charges	$0.58	$0.41		$1.23
Eliminate the gain on sale of the China antibiotics	$(0.26)	—		—
Eliminate the charge related to the repurchase of debt	$0.22	—		—
Eliminate acquired in-process research and development charges	$0.21	$1.83		$0.97
Eliminate amortization of intangible assets	$0.18	$0.43		$0.44
Eliminate Lartruvo charges	$0.14	—		—
Eliminate impact of reduced shares outstanding for non-GAAP reporting(a)	$0.07	—		—
Eliminate the impact of certain tax items(b)	$(0.05)	$(0.25)		$1.81
Eliminate other specified items	—	$0.01		$0.03
Non-GAAP EPS	$6.04	$5.55	8.8%	$4.28	29.7%
Loxo acquisition adjustment	$0.36	—		—
Elanco divestiture adjustment	$(0.01)	—		—
Adjusted Non-GAAP EPS	$6.39	$5.55	15.1%	$4.28	29.7%
*Numbers may not add due to rounding
(a) For 2019, Non-GAAP earnings per share assume that the disposition of Elanco occurred at the beginning of all periods presented and, therefore, exclude the approximately 65.0 million shares of Lilly common stock retired in the Elanco exchange offer.
(b) For 2019, amount relates to a tax benefit from a capital loss on the disposition of subsidiary stock. For 2018 and 2017, amounts relate to U.S. tax reform and tax expenses associated with the separation of Elanco.

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Appendix B - Proposed Amendments to the Company's Articles of Incorporation

Proposed changes to the company’s articles of incorporation are shown below related to Items 4 and 5, “Items of Business To Be Acted Upon at the Meeting.” The changes shown to Article 9(b) will be effective if Item 4, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure,” receives the vote of at least 80 percent of the outstanding shares. The changes to Articles 9(c), 9(d), and 13 will be effective if Item 5, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions,” receives the vote of at least 80 percent of the outstanding shares. Additions are indicated by underlining and deletions are indicated by strike-outs. The full text of the company's Articles of Incorporation can be found on our website at: lilly.com/who-we-are/governance.

9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a) The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 7(b) (the "Preferred Stock
Directors"), shall not be less than nine, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b) Prior to the 2021 annual meeting of directors, the Board of Directors (exclusive of Preferred
Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. ~~At the annual meeting of shareholders in 1985, five directors of the first class shall be elected to~~
~~hold office for a term expiring at the 1986 annual meeting, five directors of the second class shall be~~
~~elected to hold office for a term expiring at the 1987 annual meeting, and six directors of the third class~~
~~shall be elected to hold office for a term expiring at the 1988 annual meeting.~~ Commencing with the annual meeting of shareholders in ~~1986~~2021, each class of directors whose term shall then expire shall be elected to hold office for a ~~three~~one-year term expiring at the next annual meeting of shareholders. In the case of any vacancy on the Board ~~of Directors including a vacancy created by an increase in the~~
~~number~~ of Directors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, ~~for the remainder of the term of the class to which the director has been assigned.~~
until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. ~~When the number of directors is changed, any newly~~
~~created directorships or any decrease in directorships shall be so assigned among the classes by a~~
~~majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal~~
~~in number as possible.~~ No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-laws so provide.

(c) Any director or directors (exclusive of Preferred Stock Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of at least ~~80%~~a majority of the votes ~~entitled~~
~~to be~~ cast by holders of all the outstanding shared of Voting Stock (as defined in Article 13 hereof), voting together as a single class.

(d) ~~Notwithstanding any other provision of these Amended Articles of Incorporation or of law which~~
~~might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of~~
~~any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the~~
~~affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of~~
~~Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.~~

***

13. In addition to all other requirements imposed by law and these Amended Articles and except as otherwise expressly provided in paragraph (c) of this Article 13, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-owned subsidiary of the Corporation if,

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as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of paragraphs (b), (c), (d), (e), and (f) of this Article 13 are satisfied.

(a) The actions or transactions within the scope of this Article 13 are as follows:

(i) any merger or consolidation of ~~the Corporation or~~ any of ~~its~~the Corporation’s subsidiaries into or with such Related Person;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of
~~the Corporation or~~ any of ~~its~~the Corporation’smajority-owned subsidiaries to or with such Related Person;

(iii) the issuance or delivery of any Voting Stock (as hereinafter defined) or of voting securities of any of the Corporation's majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;

~~(iv) any voluntary dissolution or liquidation of the Corporation;~~

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the
Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or

(v) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (v).

(b) The actions and transactions described in paragraph (a) of this Article 13 shall have been authorized by the affirmative vote of ~~at least 80% of all~~a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class.

(c) Notwithstanding paragraph (b) of this Article 13, the ~~80% voting~~ special shareholder approval requirement set forth in paragraph (b) shall not be applicable if any action or transaction specified in paragraph (a) is approved by the Corporation's Board of Directors and by a majority of the Continuing Directors (as hereinafter defined).

(d) Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction.:

(i) the Related Person shall not have acquired from the Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);

(ii) such Related Person shall not have received the benefit directly or indirectly (except proportionately as a shareholder) of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority-owned subsidiaries, or made any major changes in the Corporation's or any of its majority-owned subsidiaries' businesses or Corporation's capital stock below the rate in effect immediately prior to the time such Related
Person became a Related Person; and

(iii) such Related Person shall have taken all required actions within its power to ensure that the Corporation's Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation's Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.

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(e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this paragraph (~~e~~d) shall not apply to any such action or transaction which is approved by a majority of the Continuing Directors.

(f) For the purpose of this Article 13

(i) the term "Related Person" shall mean any other corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.;

(ii) a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including without limitation shares

a. which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise or

b. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause a. above), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the Corporation) or Associate (other than the Corporation);

(iii) the term "Voting Stock" shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;

(iv) the term "Continuing Director" shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related Person and who was nominated by a majority of the remaining Continuing Directors; and

(v) the term "Remaining Public Shareholders" shall mean the holders of the Corporation's capital stock other than the Related Person.

(g) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 13, on the basis of information then known to the Continuing Directors, whether (i) any Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes.

(h) Nothing contained in this Article 13 shall be construed to relieve any Related Person or any Affiliate or
Associate of any Related Person from any fiduciary obligation imposed by law.

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(i) The fact that any action or transaction complies with the provisions of this Article 13 shall not be construed to waive or satisfy any other requirement of law or these Amended Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any actions or transactions described in paragraph (a) of this Article 13, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

~~(j) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 13.~~

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Directions and Parking
From I-70 take Exit 79B; follow signs to McCarty Street. Turn right (east) on McCarty Street; go straight into Lilly Corporate Center. You will be directed to parking. Parking will be available on a first-come, first-served basis in the garage. Entrance to the Lilly Center Auditorium is adjacent to the parking garage.

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ELI LILLY AND COMPANY
LILLY CORPORATE CENTER, DC 1094
ATTN: CORPORATE SECRETARY OFFICE
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 3, 2020. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 3, 2020. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by May 3, 2020.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at proxyvote.com.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91195-P33414 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-5:

		For	Against	Abstain
1.	Election of directors, each for a three-year term.			
	1a. M. L. Eskew	☐	☐	☐
	1b. W. G. Kaelin, Jr.	☐	☐	☐
	1c. D. A. Ricks	☐	☐	☐
	1d. M. S. Runge	☐	☐	☐
	1e. K. Walker	☐	☐	☐
2.	Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3.	Ratification of Ernst & Young LLP as the independent auditor for 2020.	☐	☐	☐
4.	Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5.	Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-12:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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E91196-P33414

Lilly

The undersigned hereby appoints A. Hakim, J. L. Smiley, and D. A. Ricks, and each of them, as proxies, each with full power to act without the others and with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on March 9, 2020, at the Annual Meeting of Shareholders to be held on May 4, 2020, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

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ELI LILLY AND COMPANY
LILLY CORPORATE CENTER, DC 1094
ATTN: CORPORATE SECRETARY OFFICE
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Wednesday, April 29, 2020. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Wednesday, April 29, 2020. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received by April 29, 2020.

SHAREHOLDER MEETING REGISTRATION
To vote and/or attend the meeting, go to the "Register for Meeting" link at proxyvote.com.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91197-P33414

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ESOP/PAYSOP

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-5:

		For	Against	Abstain
1.	Election of directors, each for a three-year term.			
1a.	M. L. Eskew	☐	☐	☐
1b.	W. G. Kaelin, Jr.	☐	☐	☐
1c.	D. A. Ricks	☐	☐	☐
1d.	M. S. Runge	☐	☐	☐
1e.	K. Walker	☐	☐	☐
2.	Approval, by non-binding vote, of the compensation paid to the company's named executive officers.	☐	☐	☐
3.	Ratification of Ernst & Young LLP as the independent auditor for 2020.	☐	☐	☐
4.	Approve amendments to the Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5.	Approve amendments to the Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-12:

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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ESOP/PAYSOP

E91198-P33414

Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on March 9, 2020, at the Annual Meeting of Shareholders to be held on May 4, 2020 at 11:00 a.m. EDT, and at any adjournment thereof.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction *pro rata* (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the "undirected shares"), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

Question 1: Check "no" only if you decline to have your vote applied *pro rata* to the undirected shares. **Yes** ☐ **No** ☐

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

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